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                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement, dated as of June 30, 2003, is by and among Cashland, Inc., an Ohio corporation ("Seller"), Schear Financial Services, Inc., an Ohio corporation ("SFSI"), Lee Schear, a resident of Dayton, Ohio ("Schear"), The Mafre A. Brunner Irrevocable Trust dated May 12, 1993 ("Trust"), and Cash America International, Inc., a Texas corporation ("Purchaser").

                                   WITNESSETH:


         WHEREAS, Seller owns and operates a business that consists of Cashland Loan and Cash Services shops located at the locations identified on Schedule 1.0(a) attached hereto and incorporated herein by this reference (the "Business").

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the assets of Seller and the Business, including, without limitation, the assets listed on Schedule 1.0(b) attached hereto and incorporated herein by this reference (collectively, the "Assets"), but excluding the assets of Seller listed on Schedule 1.0(c) attached hereto and incorporated herein by this reference (the "Excluded Assets").

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

         Section 1.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions contained herein, at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances (other than the Assumed Liabilities (as defined below)), and Purchaser shall purchase, accept and acquire from Seller, the Assets.

         Section 1.2 Purchase Price. The consideration from Purchaser to Seller for the Assets shall consist of the following (the "Purchase Price"):

                  (a) a wire transfer of $31,900,000 ("Cash Purchase Price"), payable in immediately available funds to Seller in such bank accounts as designated by Seller in writing to Purchaser at least 24 hours prior to the Closing;

                  (b) the issuance of the following number of shares of Purchaser's $.01 par value common stock ("Shares") to Seller, with 500,000 of the Shares to be delivered to Escrow Agent (as defined below) to be held and disposed of pursuant to the Escrow

         Agreement (as defined below): (i) 1,000,000, plus (ii) the number determined by dividing $8,000,000 by the Fair Market Value (as defined below).

                  (c) the non-competition consideration, as set forth in the Non-Competition Agreement (as defined below); and

                  (d) the Supplemental Payments (as defined below).

         As used herein, the term "Fair Market Value" means the average per share closing price of Purchaser's common stock on the New York Stock Exchange for the twenty (20) trading days immediately preceding the day prior to the Closing Date; provided, however, in no event shall the Fair Market Value be less than $10.00 per share or greater than $15.00 per share. If, between the date of this Agreement and the Closing Date, the Purchaser's outstanding common stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the consideration to be delivered pursuant to
Section 1.2(b) shall be appropriately adjusted to provide to Seller the same economic effect as contemplated by this Agreement prior to such event.

         Section 1.3 Assumed Liabilities. In addition to the Purchase Price, Purchaser will assume the liabilities and obligations of Seller that are expressly listed on Schedule 1.3 attached hereto (collectively, the "Assumed Liabilities"). Notwithstanding the foregoing, Purchaser does not agree to assume, and shall not assume or pay, perform or discharge any Liabilities (as defined below) or obligations of Seller other than the Assumed Liabilities. The term "Liability" shall mean, with respect to any Person (as defined below), any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, foreseen or unforeseen, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person. The term "Person" shall mean an individual, partnership, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated association, joint venture or any other entity or any government body.

         Section 1.4 Supplemental Earn-Out Components. As part of the Purchase Price and subject to the terms and conditions of this Agreement, Purchaser will also pay Seller the Supplemental Payments, as described below.

                  (a) The first supplemental earn-out payment ("First Supplemental Payment") will be an amount equal to (i) the earnings of the Business before interest, taxes, depreciation and amortization as determined in accordance with GAAP (as defined below) and calculated using the "EBITDA Calculation Method" described on Exhibit A attached hereto and incorporated herein by this reference ("EBITDA") for the twelve-month period ending September 30, 2003, (ii) multiplied by five, and (iii) reduced by $50 million. If the calculation of the First Supplemental Payment produces a result that is less than or equal to zero, there will be no First Supplemental Payment. Seller and Purchaser agree to use good faith, diligent and best efforts to mutually cooperate in calculating and determining the amount of the First Supplemental Payment and will use their best efforts to determine the amount of the First Supplemental Payment as soon as reasonably practicable after September 30, 2003; provided, however, if Purchaser and Seller have not mutually agreed in writing as to the amount of the First Supplemental Payment, if any, by November 15, 2003, then the amount of the First Supplemental Payment, if any, shall be determined pursuant to Section 1.4(f) below. Purchaser shall pay the First Supplemental Payment to Seller promptly after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 1.4(f) below, but in any event the parties will use diligent and good faith efforts to cause such payment to be made no later than December 31, 2003.

                  (b) A second supplemental earn-out payment ("Second Supplemental Payment") will be an amount equal to (i) the EBITDA of the Business for the twelve-month period ending December 31, 2003 ("12-31-03 EBITDA"), (ii) multiplied by five, and (iii) reduced by the sum of (x) $50 million plus (y) the First Supplemental Payment. If the calculation of the Second Supplemental Payment produces a result that is less than or equal to zero, there will be no Second Supplemental Payment. Seller and Purchaser agree to use good faith, diligent and best efforts to mutually cooperate in calculating and determining the amount of the Second Supplemental Payment and will use their best efforts to determine the amount of the Second Supplemental Payment as soon as reasonably practicable after the completion of the audit of the consolidated income statement of Purchaser for the year ended December 31, 2003 by PricewaterhouseCoopers LLP ("PwC"); provided, however, if Purchaser and Seller have not mutually agreed in writing as to the amount of the Second Supplemental Payment, if any, by the 30th day following the date such audit by PwC is completed, then the amount of the Second Supplemental Payment, if any, shall be determined pursuant to Section 1.4(f) below. Purchaser shall pay the Second Supplemental Payment to Seller promptly after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 1.4(f) below, but in any event the parties will use diligent and good faith efforts to cause such payment to be made no later than March 31, 2004. If the sum of the Second Supplemental Payment plus the First Supplemental Payment is greater than or equal to $10,000,000, then no additional earn-out consideration or other supplemental payments will be payable by Purchaser to Seller pursuant to this Agreement (other than the First Supplemental Payment and the Second Supplemental Payment).

                  (c) If the sum of the First Supplemental Payment plus the Second Supplemental Payment is less than $10,000,000, then a third supplemental earn-out payment ("Third Supplemental Payment") will be calculated in the manner described below and such Third Supplemental Payment will be payable by Purchaser to Seller if the calculated amount therefore is greater than zero. The Third Supplemental Payment, if applicable, will be an amount equal to the lesser of (A) $60 million minus the sum of (x) $50 million plus (y) the First Supplemental Payment plus (z) the Second Supplemental Payment, or (B) the EBITDA of the Business for the twelve-month period ending March 31, 2004, (i) multiplied by five, and (ii) reduced by the sum of (x) $50 million plus
         (y)
         the First Supplemental Payment plus (z) the Second Supplemental Payment. If the calculation of the Third Supplemental Payment produces a result that is less than or equal to zero, there will be no Third Supplemental Payment. If the calculation of the Third Supplemental Payment plus all previous Supplemental Payments produces a result that is equal to $10,000,000, then no further earn-out consideration or other supplemental payments will be payable by Purchaser to Seller pursuant to this Agreement (other than the Third Supplemental Payment and all previous Supplemental Payments). Seller and Purchaser agree to use good faith, diligent and best efforts to mutually cooperate in calculating and determining the amount of the Third Supplemental Payment, if applicable, and will use their best efforts to determine the amount of the Third Supplemental Payment, if applicable, as soon as reasonably practicable after March 31, 2004; provided, however, if Purchaser and Seller have not mutually agreed in writing as to the amount of the Third Supplemental Payment, if applicable, by May 15, 2004, then the amount of the Third Supplemental Payment, if any, shall be determined pursuant to Section 1.4(f) below. Purchaser shall pay the Third Supplemental Payment, if any, to Seller promptly after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 1.4(f) below, but in any event the parties will use diligent and good faith efforts to cause such payment to be made no later than June 30, 2004.

                  (d) If the sum of the First Supplemental Payment plus the Second Supplemental Payment plus the Third Supplemental Payment is less than $10,000,000, then a fourth supplemental earn-out payment ("Fourth Supplemental Payment") will be calculated in the manner described below and such Fourth Supplemental Payment will be payable by Purchaser to Seller if the calculated amount therefore is greater than zero. The Fourth Supplemental Payment, if applicable, will be an amount equal to the lesser of (A) $60 million minus the sum of (w) $50 million plus (x) the First Supplemental Payment plus (y) the Second Supplemental Payment, plus (z) the Third Supplemental Payment, or (B) the EBITDA of the Business for the twelve-month period ending June 30, 2004 (i) multiplied by five, and (ii) reduced by the sum of (w) $50 million plus
         (x) the First Supplemental Payment plus (y) the Second Supplemental Payment, plus (z) the Third Supplemental Payment. If the calculation of the Fourth Supplemental Payment produces a result that is less than or equal to zero, there will be no Fourth Supplemental Payment. After the payment of the Fourth Supplemental Payment, if any, and even if the aggregate of the Fourth Supplemental Payment plus all previous Supplemental Payments is less than $10,000,000, no further earn-out consideration or other supplemental payments (other than the Fourth Supplemental Payment, if applicable, and all previous Supplemental Payments) will be payable by Purchaser to Seller pursuant to this Agreement. Seller and Purchaser agree to use good faith, diligent and best efforts to mutually cooperate in calculating and determining the amount of the Fourth Supplemental Payment, if applicable, and will use their best efforts to determine the amount of the Fourth Supplemental Payment, if applicable, as soon as reasonably practicable after June 30, 2004; provided, however, if Purchaser and Seller have not mutually agreed in writing as to the amount of the Fourth Supplemental Payment, if applicable, by August 15, 2004, then the amount of the Fourth Supplemental Payment, if applicable, shall be determined pursuant to
         Section 1.4(f) below. Purchaser shall pay the

         Fourth Supplemental Payment, if any, to Seller promptly after the earlier of (x) such time as the parties mutually agree on such amount in writing, or (y) such time as the amount is established in accordance with Section 1.4(f) below, but in any event the parties will use diligent and good faith efforts to cause such payment to be made no later than September 30, 2004.

                  (e) All of the foregoing described supplemental payments are referred to herein as the "Supplemental Payments." The Supplemental Payments will consist of a Note (the "Note") payable for the amount of the Supplemental Payments up to $5 million, and in the event the Supplemental Payments exceed $5 million, the remainder will be payable in cash. If the First Supplemental Payment is less than $5 million, then any subsequent Supplemental Payments to be made to Seller pursuant to this Section shall be made by increasing the principal amount of the Note accordingly until the principal amount of the Note equals $5 million. Purchaser will pay all portions of the Supplemental Payments that exceed the aggregate amount of $5 million to Seller in cash at the time the applicable portion of the applicable Supplemental Payment becomes due in accordance with this Section. The Note shall be in the form of Exhibit B attached hereto and incorporated herein by this reference, which, among other things, provides for the accrual of interest from the applicable EBITDA Date (as defined below) for the applicable Supplemental Payment. To the extent any of the Supplemental Payments are to be payable in cash and do not become part of the principal balance of the Note, Purchaser shall also pay Seller interest on such cash amounts at the rate of 6% per annum commencing on the applicable EBITDA Date (as defined below) for the applicable Supplemental Payment and ending on the date Purchaser makes such cash payment to Seller. As used herein, the "EBITDA Date" shall mean September 30, 2003 for the First Supplemental Payment, December 31, 2003 for the Second Supplemental Payment, March 31, 2004 for the Third Supplemental Payment and June 30, 2004 for the Fourth Supplemental Payment.

                  (f) If Purchaser and Seller, despite using good faith, diligent and best efforts to mutually cooperate in calculating and determining the amount of any particular Supplemental Payment, cannot agree in writing as to the amount of such Supplemental Payment within 30 days after the end of the calendar quarter in question, Purchaser and Seller will promptly after the end of such 30 day period jointly engage an independent third party accounting firm ("Firm 1") [other than PwC or Duvall & Associates, Inc. ("Duvall")] to establish the amount of such Supplemental Payment. Purchaser and Seller will use their best efforts to cause Firm 1 to establish the amount of the Supplemental Payment in question within 30 days after engaging it to do so. If Purchaser and Seller cannot mutually agree on the selection of Firm 1 within such 30 day period, then Purchaser and Seller shall each engage an independent third party accounting firm (other than PwC or Duvall) and each of such accounting firms (each, a "Selecting Firm") will be engaged to mutually select another independent accounting firm ("Firm 2") (other than PwC or Duvall) to be engaged to establish the amount of the applicable Supplemental Payment within 30 days after being engaged to do so. Purchaser and Seller will use their best efforts to cause either Firm 1 or Firm 2 (as the case may be) to establish the amount of the applicable Supplemental Payment within 30 days after such accounting firm is engaged to do so. The amount of any Supplemental Payment determined by Firm 1 or Firm 2 (as the case may be) in accordance with this Section shall be binding on the parties hereto and shall be final and unappealable. Purchaser and Seller will each be responsible for paying one-half of the fees charged by Firm 1 or Firm 2 as the case may be. If necessary, Purchaser shall be responsible for paying all of the fees of the Selecting Firm it engages, if any, and Seller shall be responsible for paying all of the fees of the Selecting Firm it engages, if any.

                  (g) For illustration and example purposes only, a sample calculation of the Supplemental Payments is set forth on Schedule 1.4. As used in this Agreement, the term "GAAP" means generally accepted accounting principles as in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a substantial segment of the accounting profession, that are applicable to the circumstances in question as of the date of determination, consistently applied. Prior to Closing, Purchaser and Seller shall calculate the EBITDA of the Business for the period from October 1, 2002 through May 31, 2003, which shall be reflected on a statement signed by Purchaser and Seller (the "5-31-03 EBITDA Statement").

                  (h) Notwithstanding anything herein to the contrary, the provisions of this Section 1.4 shall survive the Closing.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF SELLER, SFSI AND SCHEAR

         Seller, SFSI and Schear hereby jointly and severally make the representations and warranties set forth in this Article II to Purchaser, and represent and warrant that such statements are true and correct as of the date hereof. For purposes of this Agreement, the "Knowledge" of Seller shall include the knowledge of Seller, SFSI and Schear. An individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) Such individual is actually aware of such fact or other matter; or

                  (b) A reasonably prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a "reasonable investigation" regarding the accuracy of any representations or warranties contained in this Agreement. A "reasonable investigation" shall be deemed to have been made if such individual has made a "due inquiry" to any of the Key Persons. As used herein, the term "Key Persons" shall mean the individuals listed on Schedule 2.0.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person has Knowledge of such fact or other matter (as such Knowledge is described in subsections (a) and

(b) of this paragraph above). A Key Person shall be deemed to have disclosed a particular fact or other matter in the course of the "due inquiry" described above if such Key Person is actually aware of such fact or other matter. Furthermore, as used in this Agreement, the term "Unknowing" means that a Key Person or any other Person in question has no Knowledge of the fact or other matter in question. The Schedules to this Agreement and any supplements thereto are incorporated herein by this reference. A disclosure in any Schedule will be considered to be a disclosure in any other Schedule to the extent the relevance of such disclosure to such other Schedule is reasonably apparent; provided, however, Seller will use reasonable efforts to disclose any particular disclosure item on each Schedule that is relevant to such particular disclosure item. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in a Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. The representations and warranties contained in this Agreement shall not be affected or deemed waived or otherwise impaired or limited by reason of any investigation or due diligence conducted by Purchaser or its representatives.

         Section 2.1 Organization and Good Standing. Seller and SFSI are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio, with all requisite corporate power and authority to carry on the business in which they are engaged, to own or hold under lease their properties and assets, to execute and deliver this Agreement and the other Transaction Documents (as defined below) and to consummate the transactions contemplated hereby. Seller is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, the State of Kentucky. Seller and SFSI are duly qualified to do business as foreign corporations and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned by them, or the nature of the activities conducted by them, requires such qualification. Except as disclosed on Schedule 2.1, Seller does not own, directly or indirectly, any interest in any corporation, business trust, joint stock company, partnership, joint venture, franchise, limited liability company or other business organization or association. Seller has delivered to Purchaser true and complete copies of the articles/certificate of incorporation, code of regulations and all other organizational documents of Seller, and all of such documents are in full force and effect on the date hereof. Additionally, the officers and directors of Seller as of the date hereof are as set forth on
Schedule 2.1.

         Section 2.2 Authorization and Validity. Except as disclosed on Schedule 2.2, Seller, SFSI and Schear have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by either Seller or SFSI at or prior to the Closing and to perform their obligations under this Agreement and the other Transaction Documents, and, except as disclosed on Schedule 2.2, such action has been duly authorized by all necessary action by each of Seller's and SFSI's shareholders and board of directors. This Agreement has been, and subject to obtaining the consents and approvals set forth in Schedule 2.3 and Schedule 2.4, the other Transaction Documents will be at the Closing, duly executed and delivered by each of Seller, SFSI and Schear. This Agreement constitutes, and subject to obtaining the consents and approvals set forth in Schedule 2.3 and
Schedule 2.4, each of the other Transaction Documents at the Closing will constitute, legal, valid and binding obligations of Seller, SFSI and Schear, enforceable

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against Seller, SFSI and Schear (as applicable) in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 2.3 No Violation. Except as disclosed on Schedule 2.3, neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or code of regulations of Seller or SFSI, the trust document of the Trust or any agreement, indenture or other instrument under which Seller, Trust, Schear or SFSI is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets; or (b) cause any material change in the rights or obligations of any party under any such agreement, indenture or other instrument; or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller, SFSI, Trust, Schear or the Assets; or (d) result in any shareholder of Seller or SFSI having the right to exercise dissenters' appraisal rights.

         Section 2.4 Consents. Except as set forth in Schedule 2.4, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any lender of Seller or any Principal (as defined below), or any other person or entity other than persons or entities described on Schedule 2.9 is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Transaction Documents and the consummation of the transactions contemplated herein or therein on the part of Seller, SFSI, Trust or Schear.

         Section 2.5 Consumer Loans. All loan transactions conducted in the Business have been made in accordance with sections 1315.35 to 1315.44 of the Ohio Revised Code or in accordance with sections 368.010 to 368.120 of the Kentucky Revised Statutes, as the case may be, and are for convenience hereafter referred to as "Consumer Loans." All Consumer Loans, Consumer Loan accounts, loan documents, loan applications, loan files, customer checks, promissory notes and other evidences of indebtedness reflected by Seller's books and records as owed to and owned by Seller which are being transferred and sold to Purchaser (collectively, the "Consumer Loans, Documents and Files"), represent bona fide assets of Seller and bona fide transactions between Seller and the respective parties to such transactions. Seller's books and records that are being delivered to Purchaser contain an accurate record of the Consumer Loans, Documents and Files, including, without limitation, for each loan written, all loan application data and back-up documentation, all underwriting criteria and documentation, all notices of adverse action, all promissory notes and loan documents, the underlying check or other items securing or evidencing any security for such loans, the amount loaned, and the lawful interest charge and other lawful charges, if any, to accrue thereon. All interest, fees and charges on each Consumer Loan included in the Consumer Loans, Documents and Files do not exceed the maximum rate of interest, charges and fees allowed by Applicable Laws (as defined below). In addition to, and without limiting the foregoing, the Consumer Loans, Documents and Files are complete in every material respect and comply with all Applicable Laws except for noncompliance, which would not have a Material Adverse Effect. Attached to Schedule 2.5(a) is a true, complete and correct copy of Seller's standard agreements and standard required underwriting information for the creation of Consumer Loans, Documents and Files. Except as set forth on Schedule 2.5(b), each Consumer Loan, Document and File has been created using such standard forms of agreement and such standard underwriting information without material modification or substitution (except as may be consistent with Seller's ordinary course of business - provided that any such consistent material modification or substitution is described in detail on Schedule 2.5(b)). The Consumer Loans, Documents and Files represent or will represent valid and enforceable obligations arising from transactions actually made or performed by Seller in the ordinary course of its business; provided, however, the number of Consumer Loans, Documents and Files will fluctuate between the date hereof and the Closing Date (as defined below) in Seller's normal course of business, and such fluctuation will be consistent with the Business Plan (as defined below). As used herein, the term "Customer Receivables" means all customer receivables, including, without limitation, all Consumer Loans included in the Assets, together with all other accounts receivable of Seller. A summary description of all Customer Receivables is set forth on Schedule 2.5(c). Except to the extent paid prior to the Closing Date, such Customer Receivables are or will be valid and binding obligations of the parties thereto enforceable against them in accordance with the terms of such agreements; provided, however, at the Closing Date, some Consumer Loans will be past due (but the proportion of the Consumer Loans that are past due as of the Closing Date will be consistent with Seller's normal course of business and will be consistent with the Business Plan). Except as set forth on Schedule 2.5(c), there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Seller, relating to the amount or validity of the Customer Receivables, and Seller has not waived any material terms of any Customer Receivable (except as may be consistent with Seller's ordinary course of business - provided that any such consistent waiver of material terms is described in detail on Schedule 2.5(b)). Schedule 1.0(b) lists the aggregate active Consumer Loan balances on a store by store basis outstanding as of May 31, 2003.

         Section 2.6 Financial Statements. Schedule 2.6(a) contains Seller's audited balance sheet as of December 31, 2002, Seller's unaudited balance sheet as of May 31, 2003, Seller's audited statements of income, retained earnings and cash flows for the year ended December 31, 2002 and Seller's unaudited statements of income, retained earnings and cash flows for the five-month period ended May 31, 2003 (collectively, the "Seller Financial Statements") for Seller's business and operations attributable to the Assets. The Seller Financial Statements are true, correct and complete in all material respects and fairly present the financial condition and results of operations of Seller with respect to the Assets as of the dates and for the periods indicated. Except as disclosed on Schedule 2.6(b), the Seller Financial Statements have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved, except as expressly disclosed in the notes to such financial statements and except for normal year-end adjustments in the case of the Seller Financial Statements that were prepared for the five month period ended May 31, 2003. Also contained in Schedule 2.6(a) is a descriptive list of all management letters and management letter responses submitted in connection with the preparation of the Seller Financial Statements and Seller has previously delivered copies of all such management letters and management letter responses to Purchaser.

         Section 2.7 Liabilities and Obligations. To Seller's Knowledge,
Schedule 2.7 reflects all Liabilities of Seller (other than liabilities or other obligations reflected or reserved against in the Seller Financial Statements and other than Current Liabilities [as defined below]) that relate to the Assets and the operation thereof, arising out of transactions effected or events occurring on or prior to the date hereof to the extent such Liabilities are not otherwise disclosed on any other Schedule to this Agreement. To Seller's Knowledge, except as set forth in any Schedule to this Agreement, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, royalty or other obligation or dividend of any Person other than Seller to the extent the same would have a Material Adverse Effect on the Assets or transactions contemplated by this Agreement, and Seller has no Knowledge of any basis for the assertion of any other such Liabilities of any nature or in any amount. Except as set forth in
Schedule 2.7, since December 31, 2002, Seller has not paid any dividends, or made any distribution to, or in any way compensated or paid remuneration to, any shareholder or any of their respective affiliates. As used herein, the term "Current Liabilities" means any current liabilities, current expenses or other current obligations of Seller incurred or arising in Seller's ordinary course of the Business that are generally consistent with Seller's past practices and are generally consistent with the Business Plan except for variations from the Business Plan that would not have a Material Adverse Effect.

         Section 2.8 Title and Use of Assets. Except as set forth on Schedule 2.8, Seller has, or prior to Closing will have, good, valid and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature except for the lien of current taxes or assessments not yet due and payable or liens and deposits (including mechanics', materialmen's and other liens) arising in the ordinary course of business securing amounts not yet due and payable. Upon consummation of the transactions contemplated hereby, Purchaser shall, subject to the Assumed Liabilities, receive good, valid and marketable title to the Assets free and clear of all security interests, liens, claims and encumbrances, mortgages, pledges, restrictions, prior assignments and any other similar claims other than for liens and deposits (including mechanics', materialmen's and other liens) arising in the ordinary course of business securing amounts not yet due and payable. Except as set forth on Schedule 2.8, Seller owns, leases or otherwise possesses a transferable right to use all the Assets (subject to the Assumed Liabilities) and will transfer all of such rights to Purchaser at Closing.

         Section 2.9 Material Agreements. Schedule 2.9 sets forth all Material Agreements (as defined below) of Seller relating to the Assets and Assumed Liabilities (collectively, the "Commitments"). As used herein, the term "Material Agreements" means all Consumer Loans, all Leases (as defined below) and all other written or oral documents, agreements, contracts, commitments, letters of intent, leases, licenses, instruments, notes, binders and obligations that entitle Seller to receive, or require Seller to pay, $5,000 or more and that grant Seller rights, or impose obligations on Seller, that extend beyond July 31, 2003. Except as set forth in Schedule 2.9 and Schedule 2.5, Seller has not entered into, nor are the Assets or the business of Seller bound by, whether or not in writing, any other Material Agreements. True, correct and complete copies of the Commitments (including summaries of all oral Commitments), have heretofore been delivered to Purchaser. No events, occurrences, acts or omissions exist that, with the giving of notice or lapse of time or both, would constitute material defaults by Seller under the

Commitments, and no penalties have been incurred nor are amendments pending, with respect to the Commitments. There are no past defaults of Seller that constitute existing material defaults by Seller under the Commitments. Except as disclosed on Schedule 2.9 or Schedule 2.5, the Commitments are in full force and effect and are valid and enforceable obligations of the Seller and, to the Knowledge of Seller, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the Knowledge of Seller, may be made by any party thereto, nor has Seller waived any material rights thereunder. Except as disclosed on Schedule 2.9 or
Schedule 2.5, Seller has not received notice of any default with respect to any Commitment that has not been cured. Except as disclosed on Schedule 2.9 or
Schedule 2.5, Seller has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and Seller has no Knowledge of any fact that would justify the exercise of such a right.

         Section 2.10 Patents, Trademarks, Service Marks, Copyrights and Technology.

                  (a) Seller owns or possesses the right to use, all software, patents, trademarks, service marks and copyrights included in the Assets, if any, or possesses adequate licenses or other rights, if any, therefor, without, to Seller's Knowledge, conflict with the rights of others. Set forth in Schedule 2.10 is a true and correct description of all (i) software, trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, pending, or applied for, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party (including expiration dates if applicable); and (ii) all agreements relating to know-how or processes that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use (collectively, the "Proprietary Rights"); provided, however, Schedule
         2.10 does not list all of Seller's software licenses for shrink-wrap type pc-based software that is loaded, or intended to be loaded, separately onto desk-top or lap-top computers ("Shrink-Wrap Software"), to the extent such computer utilizes such Shrink-Wrap Software, but such Schedule 2.10 does list each Shrink-Wrap Software program utilized by Seller and the number of licenses/seats Seller lawfully possesses for each such program.

                  (b) Except as set forth in Schedule 2.10, Seller has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Except as set forth in
         Schedule 2.4, no consent of third parties will be required for the transfer of the Proprietary Rights to Purchaser or the use thereof by Purchaser upon consummation of the transactions contemplated hereby. Except as set forth in Schedule 2.10, the Proprietary Rights are freely transferable, free and clear of all mortgages, licenses, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and to Seller's Knowledge, there is no valid basis for any such claim. Except as set forth in Schedule 2.10, each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (c) No claim has been asserted against Seller that, and no inquiry has been made to Seller as to whether, any product, activity or operation or use of the Proprietary Rights by Seller infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to Seller's Knowledge, are threatened that challenge the rights of Seller with respect thereto.

         Section 2.11 Trade Secrets and Customer Lists. Seller has the right to use, free and clear of any claims or rights of others, all of Seller's trade secrets, customer lists (subject to privacy law restrictions) and proprietary information required for the marketing of all merchandise and services presently sold or marketed by Seller.

         Section 2.12 Compliance with Laws. Except as set forth on Schedule 2.12, Seller, the Assets and the Business are, and for the two full years prior to the date hereof have been, in full compliance with all laws, regulations, rules, statutes, orders, ordinances and licensing requirements that are or were applicable to it or the conduct or operation of the Business or the ownership or use of any of its assets, including without limitation the Assets ("Applicable Laws") (except for any Unknowing failure to comply with an Applicable Law to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect [as defined below]). Without limiting the foregoing, Applicable Laws include, without limitation, all federal, state and local laws, regulations, rules, statutes, orders, ordinances and requirements, and specifically include, without limitation, the Bank Secrecy Act, the U.S.A. Patriot Act, the Gramm-Leach-Bliley Act, the Consumer Reporting Employment Clarification Act, the Consumer Collection Credit Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, all truth-in-lending related laws, all usury and consumer protection related laws, all federal, state and local tax laws, all applicable zoning and licensing laws, all environmental and human health and safety laws, all other federal, state and local laws, regulations, rules, statutes, orders, ordinances and requirement, together with all regulations, rules, orders and requirements promulgated under each of the foregoing. To Seller's Knowledge, Seller has filed with the proper authorities all necessary statements and reports with respect to the Assets (except for any Unknowing failure to file any such statement or report to the extent such Unknowing failure to file such report or statement (individually or in the aggregate) did not or does not have a Material Adverse Effect). Except as set forth on Schedule 2.12, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or results in a violation by Seller of, or a failure on the part of Seller to comply with, any Applicable Laws that would affect the Assets, the Business, the Real Estate (as defined below), the Assumed Liabilities or Seller (except for any Unknowing failure to comply with an Applicable Law to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect). To Seller's Knowledge, Seller has received no notice that any of the Real Estate or the premises thereon leased by Seller pursuant to the Leases is in violation of any Applicable Law. Except as otherwise noted on Schedule 2.12, Seller possesses all necessary licenses, permits and governmental authorizations that are required by applicable governmental agencies for Seller to conduct its business in accordance with Applicable Laws, (except for any Unknowing failure to possess any such license, permit or authorization to the extent such Unknowing failure to possess such license, permit or authorization (individually or in the aggregate) did not or does not have a Material Adverse Effect) and all applications required to have been filed for the renewal of such instruments have been filed on a timely basis with the appropriate governmental bodies. A list of Seller's licenses, permits and governmental authorizations is set forth on Schedule 2.12 ("Permits").

         Section 2.13 Litigation. Except as set forth in Schedule 2.13, there are no lawsuits, proceedings, claims, legal actions or investigations instituted, or to the Knowledge of Seller threatened, against, related to, or affecting, or that would relate to or affect, Seller, the Business or any of the Assets or that would prevent the consummation of the transactions contemplated hereunder and under the Transaction Documents. To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely as of the date hereof to give rise to or serve as a basis for the commencement of any such proceeding. Seller is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Seller or the Assets, or (b) in default with respect to any such order, writ, injunction or decree. Schedule 2.13 sets forth a description of all pending or, to the Knowledge of Seller, threatened actions, suits, proceedings, disputes or investigations in respect of Seller, setting forth, with respect to each action or suit, the existence and extent of insurance related thereto.

         Section 2.14 Environmental Matters. As used herein, "Hazardous Substance(s)" means any and all solid, hazardous, toxic, harmful or radioactive substances or wastes; pollutants; contaminants of any kind; or any other materials or substances, including without limitation asbestos, presumed asbestos-containing material or asbestos containing material, petroleum substance/crude oil or any refined or unrefined fraction or derivative of crude oil such as motor fuels, that are now or hereafter identified, classified, defined, or regulated under any Applicable Law(s). With respect to environmental compliance by Seller, the following representations and warranties are in addition to, and do not limit, any of representations and warranties set forth in Sections 2.12 and 2.13: (a) Seller has not caused or permitted, and to Seller's Knowledge no other person has caused or permitted, any release of any Hazardous Substance on any of the Real Estate and no circumstance, situation or event related in any way to Seller's conduct or operation of its business on the Real Estate or Seller's ownership or use of the Assets, constitutes, or may constitute, a release or threatened release of any Hazardous Substance, and (b) Seller has never stored, processed or disposed of any Hazardous Substance on any Real Estate except for Hazardous Substances used in the Business and any such use of such Hazardous Substances has been in accordance with all Applicable Laws (except for any Unknowing failure to comply with an Applicable Law to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect).

         Section 2.15 Taxes. Seller has duly filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction (collectively, "Tax Returns and Filings"). All such Tax Returns and Filings are complete and accurate in all material respects and properly reflect the taxes of Seller for the periods covered thereby. Except as set forth in Schedule 2.15, Seller has, to Seller's Knowledge, timely filed all Tax Returns and Filings and has paid or accrued all taxes, penalties and interest that have become due with respect to any returns that it has filed and any assessments of which it is aware. Except as set forth in Schedule 2.15, Seller currently is not the beneficiary of any extension of time within which to file any tax return and Seller is not delinquent in the payment of any tax, assessment or governmental charge. No tax deficiency or delinquency has been asserted against Seller. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Seller that has been asserted by any taxing authority. No basis for any additional assessment of any taxes, penalties or interest with respect to Seller, the Business or the Assets has been expressly asserted to Seller, or is, to Seller's Knowledge, threatened. There is no taxing authority audit of Seller pending or, to Seller's Knowledge, threatened, and the results of any completed audits are properly reflected in the Seller Financial Statements. Seller has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected. There are no tax liens on any of the Assets except for liens for current taxes and assessments not yet due and payable. All monies required to be withheld by Seller and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose, or
(ii) properly reflected in the Seller Financial Statements. Seller has previously delivered to Purchaser complete, true and correct copies of all of the Tax Returns and Filings specifically described on Schedule 2.15. With the exception of inventory, Seller paid sales or use tax on the purchase of all tangible personal property included in the Assets to the extent such taxes were required to be paid by Applicable Law.

         Section 2.16 Finder's Fee. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         Section 2.17 Intentionally Deleted.

         Section 2.18 Condition of Tangible Assets. To Seller's Knowledge, the tangible Assets described on Schedule 1.0(b), including, without limitation, the inventory and the furniture, fixtures and equipment are, and at the Closing will be, physically present at the respective store and home office locations, with the exception of those items disposed of in the ordinary course of business prior to Closing, and in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of Seller's business.

         Section 2.19 Sufficiency of Assets. The Assets, including any Assets provided through, or covered by, leases or contracts included in the Assumed Liabilities constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business relating to the Assets substantially in the manner operated by Seller as of the date hereof. Except as expressly provided elsewhere in this Agreement, the Excluded Assets (other than cash) are not necessary to the operation of the Business.

         Section 2.20 Real Estate and Leases. With regard to all real estate (including buildings and improvements) leased by Seller in connection with the operation of the Assets ("Real Estate"), there is disclosed in Schedule 2.9 a list of all such leases ("Leases"). Seller owns no

Real Estate. Each of the Leases is in full force and effect and constitutes legal, valid and binding obligations of the respective parties thereto. Seller is not and, to Seller's Knowledge, no other party to a Lease is, in default in any material respect under any Lease nor has any event occurred which with the passage of time or the giving of notice or both would constitute such a default. Each Lease and each document that amends, renews, or supplements each Lease, together with all written notices delivered or received in connection with each such Lease and all subordination agreements, non-disturbance agreements and other related agreements and documents executed in connection with each such Lease are described on Schedule 2.9 and Seller has, prior to the date hereof, delivered true and complete copies of each Lease and all of such related documents to Purchaser. Set forth on Schedule 2.20 is a description of each casualty, condemnation or eminent domain event that to Seller's Knowledge is pending or threatened against any of the Real Estate. Schedule 2.20 also sets forth a summary description of each architectural, design, construction, remodeling or renovation project being conducted by or on behalf of Seller on any of the Real Estate as of the date hereof which costs or will cost in excess of $10,000 and all contracts related to any of such projects are described in
Schedule 2.9.

         Section 2.21 Buildings and Structures. Except as described on Schedule
2.21 hereto, the leased premises under the Leases, leasehold improvements and other fixed assets of Seller owned or leased by Seller and used in the Business are, to Seller's Knowledge, structurally sound with no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and, to Seller's Knowledge, except as set forth on Schedule 2.21, none of such leased premises or improvements is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and are not related to the roof, foundation, structural components, exterior walls or heating, ventilation and air conditioning equipment of the building, structure or improvement.

         Section 2.22 Collections, Check Cashing and Other Business. Except as disclosed on Schedule 2.22, all Other Business Activities (as defined below) are being conducted and transacted in accordance with all Applicable Laws (except for any Unknowing failure to comply with an Applicable Law to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect), in accordance with all of Seller's Policies and Procedures (as defined below) related thereto and in accordance with all Commitments that relate to such Other Business Activities. A summary description of all Other Business Activities Seller is currently performing in the Business or that Seller has, in the past five years, performed in the Business is set forth on Schedule 2.22. Seller has all material permits, licenses, approvals and consents necessary in order for Seller to lawfully conduct the Other Business Activities. As used herein, "Other Business Activities" means all collection activities, check cashing activities, insurance products and services, money order and wire transfer products and services, tax preparation services and all other products, services and business activities sold or conducted by the Business other than the Consumer Loans.

         Section 2.23 Intentionally Deleted.

         Section 2.24 Absence of Certain Changes. Except as disclosed on
Schedule 2.24, since March 31, 2003, there has not been any material adverse change in, or any event or condition that would reasonably be expected to result in any material adverse change in, the business, operations, assets, results of operations, or condition (financial or otherwise) of the Business or the ownership or operation of the Assets or any material portion thereof, all as the same are described in this Agreement and the Schedules and Exhibits attached hereto, other than any changes in economic, regulatory or industry conditions generally. Additionally, except as disclosed on Schedule 2.24, since March 31, 2003 (i) the Business has been conducted by Seller in the ordinary course consistent with past practice, (ii) Seller has not, in respect of the Business or the Assets, incurred any material Liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice, and (iii) Seller has not suffered any material loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance), which would constitute a Material Adverse Effect.

         Section 2.25 Employees.

         (a) Schedule 2.25 contains a complete and accurate list of the following information for each officer and employee of Seller (including each employee on leave of absence, deferral, or layoff status) (collectively, "Seller's Employees"): name; job title; date of hire; current rate of pay; earned vacation time; and bonus and other incentive compensation paid since January 1, 2002 ("Compensation"). Except as disclosed in Schedule 2.25, no independent contractors or consultants are used in the day-to-day operations of the Assets.

         (b) Seller has not violated, and will not violate as a result of the transactions set forth in this Agreement, the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local legal requirement.

         (c) To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any contract or agreement, whether oral or written, that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller, or (ii) to assign to Seller or to any other person any rights to any invention, improvement, or discovery included in the Assets. To Seller's Knowledge, no former or current employee of Seller is a party to, or is otherwise bound by, any contract or agreement, whether oral or written, that in any way adversely affected, affects, or will affect the ability of Seller or Purchaser to conduct the business as heretofore carried on by Seller.

         Section 2.26 Labor Disputes.

         (a) Except as disclosed in Schedule 2.26, Seller is, and for the two full years prior to the date hereof has been, in compliance in all respects with all Applicable Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health (except for any Unknowing failure to comply with an Applicable Law to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect). Except as disclosed on Schedule 2.15, Seller is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, which have been assessed for Seller's failure to comply with any of the foregoing Applicable Laws.

         (b) Except as disclosed in Schedule 2.26, (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract, (ii) there has not previously been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller, (iii) to Seller's Knowledge no event has occurred or circumstance exists as of the date hereof that would reasonably be expected to provide the basis for any work stoppage or other labor dispute, (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any proceeding relating to the alleged violation of any Applicable Laws pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting Seller or the Business, (v) no application or petition for an election of, or for certification of, a collective bargaining agent is pending, (vi) no labor related grievance or arbitration proceeding exists that might have a Material Adverse Effect, (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller, and (viii) there has been no charge of discrimination filed against or, to Seller's Knowledge, threatened against Seller with the Equal Employment Opportunity Commission or any similar governmental body.

         Section 2.27 Employee Benefits.

                  (a) Set forth in Schedule 2.27 is a complete and correct list of (a) all "employee benefit plans" as defined by Section 3(3) of ERISA, which are written and covered or qualified under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code") or ERISA, and (b) any other plan, fund, program, policy, arrangement, practice, custom and understanding (whether written or oral) which provides or have provided benefits or economic value to Seller's (or Seller's affiliates') employees or former employees (and/or their dependants), including, without limitation, bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, any other employee compensation or benefit plans and any trusts or escrows related to any of the foregoing (whether qualified or nonqualified, written or unwritten) and which is currently maintained by Seller (or Seller's affiliates) for the benefit of Seller's (or Seller's affiliates') employees or former employees (and/or their dependants) or for which Seller (or Seller's affiliates) has (have) any current liability or obligation with respect to any of Seller's (or Seller's affiliates') employees or former employees (and/or their dependants), regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans"). Notwithstanding the foregoing, Employee Plans do not include the Compensation described in Schedule 2.25.

                  (b) Seller has delivered, or will before Closing deliver, to Purchaser true, accurate and complete copies of (i) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by Seller; and (ii) all summary plan descriptions, summaries of material modifications, employee handbooks and other material written communications regarding the Employee Plans. Seller, upon Purchaser's reasonable request, will provide Purchaser access to review the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a summary written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to said Employee Plan).

                  (c) During the past five years, neither Seller nor any of its "affiliates" have made or been required to make contributions to any "multiemployer plan," as defined in Section 3(37) of ERISA. With respect to the Employee Plans, Seller and all of the affiliates of Seller have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this Section only, an "affiliate" of any person means any other person who, together with such person, would be treated as a single employer under Section 414 of the Code or
         Section 4001(a)(14) or 4001(b) of ERISA.

                  (d) Seller has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are commonly referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

                  (e) Seller has maintained workers' compensation coverage as required by applicable state law in the States of Ohio and Kentucky through each of such State's applicable workers' compensation rules and regulations and not by self-insurance or otherwise.

         Section 2.28 Product Liability. There are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Seller, threatened, against or involving Seller relating to any product alleged to have been manufactured or sold by Seller and alleged to have been defective or improperly designed or manufactured, which, if adversely decided, would have, either individually or in the aggregate, a Material Adverse Effect

         Section 2.29 Intentionally Deleted.

         Section 2.30 Business Plan. The business plan attached to Schedule 2.30 ("Business Plan") is Seller's business plan for Seller's ongoing business operations for all activities of Seller from and after the date hereof through the end of 2004. Purchaser acknowledges that the Business Plan is only a projection and that neither Seller nor SFSI nor Schear represent or guarantee that the results projected in the Business Plan will be realized.

         Section 2.31 Books and Records. The books of account and other financial records of Seller, all of which have been made available to Purchaser, are complete, accurate and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including, without limitation, the maintenance of a valid and proper system of internal controls. Schedule 2.31 hereof also sets forth (i) the name of each bank, savings institution or other person with which Seller has an account or safe deposit box, (ii) the name, description and account numbers for each of such bank accounts, (iii) the names and identification of all persons authorized to draw thereon or to have access thereto, and (iv) the names of all persons, if any, holding powers of attorney from Seller and a summary statement of the terms thereof.

         Section 2.32 Insurance. Schedule 2.32 sets forth a complete list of all policies of, or binders for, fire, property, casualty, boiler, builder's risk, business interruption, general liability, public liability, employer's liability, worker's compensation, theft, burglary, employee dishonesty, employment practices and all other forms of insurance, bonds or sureties owned or held by Seller. All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto covering all periods up to and including the respective dates set forth in Schedule 2.32 have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders (i) are sufficient for compliance with all requirements of law currently applicable to Seller and of all agreements to which Seller is a party or by which Seller is bound, (ii) provide insurance coverage adequate for the Assets and operations of Seller, and (iv) will remain in full force and effect through the respective dates set forth in
Schedule 2.32 without the payment of additional premiums. Schedule 2.32 also identifies all risks that Seller has designated as being self-insured. Seller has delivered certificates of insurance in compliance with the terms of all agreements to which Seller is a party or by which Seller is bound to the extent such agreements require Seller to deliver any such certificates of insurance to any party.

         Section 2.33 Privacy Notices. Seller has at all times complied with all aspects of the Gramm-Leach-Bliley Act and, since the inception of such act, has delivered privacy notices to each of its customers to whom such act requires privacy notices to be delivered (except for any

Unknowing failure to comply with such act to the extent such Unknowing failure to comply (individually or in the aggregate) did not or does not have a Material Adverse Effect). Copies of all privacy disclosure notice forms Seller has delivered to its customers since the inception of such act, together with a description of which of Seller's customers received each of such notice forms and when such customers received such forms is set forth on Schedule 2.33.

         Section 2.34 Policies and Procedures. All of Seller's employee policies, employee procedures, employee handbooks, employee guides or instructions, operations manuals, software user manuals or any similar documents or procedures are described on Schedule 2.34 ("Policies and Procedures"). Seller has previously delivered full, true and complete copies of all Policies and Procedures to Purchaser. To Seller's Knowledge, the Business is being operated in compliance with all such Policies and Procedures except to the extent any such non-compliance (individually or in the aggregate) would not have a Material Adverse Effect.

         Section 2.35 Franchising. Seller has not offered to sell to any person or entity a "franchise" or "business opportunity" as those terms are defined in the Trade Regulation Rule on Franchising promulgated by the Federal Trade Commission or any applicable state business opportunity or franchise law.

         Section 2.36 Bulk Sale. No bulk sale/transfer statute or law applies to the transaction contemplated hereby and Purchaser will suffer no loss, cost or expense because of the non-compliance of the parties hereto with any bulk sale/transfer statute or law.

         Section 2.37 Intentionally Deleted.

         Section 2.38 Disclosure.

                  (a) The representations and warranties made by Seller, SFSI, Trust and Schear in this Agreement, the express representations and warranties, if any, made by Seller, SFSI, Trust and Schear in the other Transaction Documents, and the statements contained in the Schedules to this Agreement are true and correct in all material respects, state all material facts related thereto and do not omit to state a material fact necessary to make any of such representations and warranties or statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic, regulatory or industry conditions) and that would have a Material Adverse Effect or, as far as Seller can reasonably foresee (based on conditions in existence as of the date hereof), could reasonably be expected to have a Material Adverse Effect, that has not been set forth in this Agreement, or the Schedules or Exhibits hereto.

         Section 2.39 Investment Representations.

                  (a) The Shares to be received by Seller will be acquired for investment for Seller's own account, not as a nominee or agent for any unrelated third party, and not with a view to the resale or distribution of any part thereof to any unrelated third party, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same to any unrelated third party, but subject to the ability of Seller to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of Seller. Seller has no need for liquidity related to the acquisition of the Shares, but Seller, SFSI, Trust and Schear (collectively, the "Seller Group") contemplate that Seller may distribute the Shares to SFSI, which may in turn distribute the Shares to Trust and Schear.

                  (b) The Seller Group, or a representative thereof, has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed in connection with this Agreement and confirms that all documents, books and records pertaining to the Seller Group's investment in the Shares and requested by the Seller Group have been made available.

                  (c) The Seller Group has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the offering of the Shares and about other information, documents and records relative to Purchaser's business assets, financial condition, results of operations and liabilities.

                  (d) Each member of the Seller Group is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, and each also is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

                  (e) The acquisition of the Shares by the Seller Group is consistent with the general investment objectives of the Seller Group. The Seller Group understands that the acquisition of the Shares involves a high degree of risk.

                  (f) The Seller Group understands that the Shares it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act and applicable state securities laws, except in certain limited circumstances. The Seller Group further understands that the Share certificates will bear a legend reflecting such limitations. In this connection, the Seller Group represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Seller Group agrees that in no event will it make any other transfer or disposition of any of the Shares unless and until, if requested by Purchaser, it shall have furnished to Purchaser (at the expense of the Seller Group or transferee) an opinion of counsel or other evidence, reasonably satisfactory to Purchaser, to the effect that such transfer may be made without restrictions under the Securities Act. The Seller Group understands that Purchaser is under no obligation to register any of the securities sold hereunder.

                  (g) The Seller Group further understands that 500,000 of the Shares shall be placed in escrow and released in accordance with the terms and conditions of the Escrow Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         Section 3.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own or hold under lease its properties and assets, to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Purchaser, or an assignee of Purchaser permitted under Section 7.5, is, or will be, duly qualified to do business as a foreign corporation in, and is, or will be, in good standing under the laws of, the State of Ohio and the Commonwealth of Kentucky as of the Closing Date. Purchaser has delivered to Seller complete and correct copies of its Articles of Incorporation and by-laws.

         Section 3.2 Authorization and Validity. Purchaser has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents. This Agreement has been, and the other Transaction Documents will be at the Closing, duly executed and delivered by Purchaser. This Agreement constitutes, and the other Transaction Documents at the Closing will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         Section 3.3 No Violation. Neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         Section 3.4 Consents. Except as expressly provided in this Agreement to the contrary, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Transaction Documents and the consummation of the transactions contemplated thereby on the part of Purchaser.

         Section 3.5 Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby except for any commissions Purchaser may have agreed in writing to pay Stephens, Inc. ("Investment Banker") if the transaction contemplated by this Agreement is consummated.

         Section 3.6 Purchaser's Litigation. Except as set forth in Purchaser's various filings with the Securities and Exchange Commission or in Purchaser's most recent annual report to Purchaser's shareholders (Seller hereby acknowledges its previous receipt of a copy of such annual report), there are no lawsuits, proceedings, claims, legal actions or investigations instituted, or to the knowledge of Purchaser threatened, against, related to, or affecting, or that could relate to or affect, Purchaser or Purchaser's business that (a) is of such a nature that they would be required to be disclosed in any filing Purchaser is required under Applicable Law to hereafter make with the Securities and Exchange Commission, or (b) would prevent the consummation of the transactions contemplated hereunder and under the Transaction Documents.

         Section 3.7 Purchaser's Common Stock. The issuance of the Shares pursuant to this Agreement is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived. The Shares to be issued pursuant to this Agreement have been duly authorized, and when issued pursuant to the terms of this Agreement will be validly issued and outstanding, fully paid and non-assessable and free from any lien or encumbrance (including any pre-emptive rights) and such Shares will be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         Section 3.8 Issuance Valid. Subject to the truth and correctness of the representations and warranties contained in Section 2.39 and to the Seller Group's compliance with the agreements contained therein, the issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         Section 3.9 SEC Filings. Purchaser has filed with the U.S. Securities and Exchange Commission (the "SEC") all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") during the preceding twelve (12) months (all such reports collectively, the "SEC Filings"). To the Knowledge of Purchaser's Chief Executive Officer and Chief Financial Officer, (a) the SEC Filings do not contain any untrue statements of any material facts or omit to state any material facts necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the respective periods covered by the SEC Filings; (b) the financial statements and other financial information included in the SEC Filings fairly present in all material respects the financial condition, results of operations and cash flows of Purchaser as of, and for, the respective periods presented in the SEC Filings; and (c) the SEC Filings comply in all material respects with the applicable requirements of the 1934 Act; provided, however, as to Purchaser's Chief Executive Officer and Chief Financial Officer, a "reasonable investigation" for purposes of Knowledge shall be deemed to have been made if such individuals have made a "due inquiry" to such key employees of Purchaser as such individuals deem reasonably appropriate for purposes of making the SEC Filings.

                                   ARTICLE IV
                                     CLOSING

         Section 4.1 Closing. Subject to the terms of Section 4.6 below, the closing of the transactions contemplated under this Agreement (the "Closing") shall take place at approximately 2:00 p.m. (Texas time) on or before the later to occur of (a) July 31, 2003; or (b) seven (7) days after all of the conditions set forth in Sections 4.2 and 4.3 below have been satisfied or fulfilled or waived (the "Closing Date"). The Closing shall be conducted at the offices of Cash America International, Inc., 1600 W. 7th Street, Fort Worth, TX 76102, or such other time, date and place as the parties shall agree.

         Section 4.2 Seller's Conditions. The obligation of Seller to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions (any of which may be waived by Seller, in whole or in part):

                  (a) Representations and Warranties True. The representations and warranties of Purchaser contained in Article III hereof shall be true and correct in all material respects (provided that each of the representations and warranties in Section 3.2 and each of the representations and warranties of Purchaser that contains an express materiality qualification must be accurate in all respects) as of the date of this Agreement and at and as of the Closing Date as though then made;

                  (b) Purchaser's Performance.

                                    (i) All of the covenants and obligations
                           that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                                    (ii) Purchaser must have delivered each of
                           the documents required to be delivered by it, and made each of the payments required to be made by it, pursuant to Section 4.5 and each covenant or obligation of Purchaser in this Agreement that contains an express materiality qualification, must have been performed and complied with in all respects.

                  (c) No Change in Legal Requirements. There shall not be in effect any federal, state, local, or foreign or other law, ordinance, regulation or statute or any injunction that prevents consummation of any of the transactions contemplated by this Agreement.

                  (d) No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Purchaser shall have occurred;

                  (e) WARN Act Notice Periods. Any and all requisite notice periods under the Warn Act shall have expired;

                  (f) Legal Proceedings. No action, suit, or proceeding against any party hereto or any of their respective affiliates shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Purchaser to own the Assets or Seller to sell the Assets;

                  (g) Investment Banker Release. Purchaser shall have obtained, and Seller shall have received, a release from Investment Banker ("IB Release") releasing Purchaser and Seller from any and all claims that Investment Banker may have against Purchaser and Seller in connection with the transactions contemplated by this Agreement;

                  (h) Hart-Scott-Rodino Approval. Purchaser and Seller shall have received approval of the transaction contemplated hereby from the Department of Justice and/or the Federal Trade Commission either through (a) the receipt of the written approval of such transaction from such federal agencies, or (b) the expiration of the applicable waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act");

                  (i) NYSE Listing. The Shares to be issued and delivered to Seller pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                  (j) Supplemental Disclosure Agreement. Seller being satisfied, in Seller's reasonable discretion, with the form and substance of the Supplemental Disclosure Agreement;

                  (k) Warrant Holder Agreements. Seller shall have received written agreements ("Warrant Holder Agreements") signed by each of Seller's warrant holders in existence as of the Closing Date in form and substance reasonably satisfactory to Purchaser and Seller evidencing that such warrant holders will not exercise their "put" rights, if any, to require Seller to purchase the warrants;

                  (l) 5-31-03 EBITDA Statement. Purchaser and Seller shall have completed and signed the 5-31-03 EBITDA Statement; and

                  (m) Subordination Agreement. Seller being satisfied, in Seller's reasonable discretion, with the form and substance of the "Subordination Agreement," as defined in the Note.

         Section 4.3 Purchaser's Conditions. The obligation of Purchaser to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions (any of which may be waived by Purchaser, in whole or in part):

                  (a) Representations, Warranties and Covenants True. The representations and warranties of Seller contained in Article II hereof shall be true and correct in all material respects (provided that each of the representations and warranties in Sections 2.2, 2.5, 2.6, 2.12, 2.15, 2.27 and 2.39 and each of the representations and warranties that contains an express materiality qualification must be accurate in all respects) as of the date of this Agreement and at and as of the Closing Date as though then made (without giving effect to any supplement to the Schedules), and the covenants set forth in Sections 5.1 and 5.2 shall have been complied with in all material respects;

                  (b) No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, Liabilities or business of Seller related to the Assets as reflected in this Agreement or the Schedules and Exhibits attached hereto shall have occurred;

                  (c) Consents. Written consents or approvals shall have been obtained by Seller and Purchaser from each party described in Section
         2.4 and Section 2.9 and must be in full force and effect, including, without limitation, the approval of this Agreement and the transactions contemplated hereby by the Board of Directors of Seller and SFSI and by the required amount of Seller's and SFSI's shareholders as determined by relevant securities laws and their respective articles of incorporation and code of regulations;

                  (d) Seller's Performance.

                           (i) All of the covenants and obligations that Seller, SFSI, Trust and Schear are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                           (ii) Seller, SFSI, Trust and Schear must have delivered each of the documents required to be delivered by them pursuant to Section 4.4, and each covenant or obligation of each of Seller, SFSI, Trust and Schear in this Agreement that contains an express materiality qualification, must have been performed and complied with in all respects.

                  (e) WARN Act Notice Periods. Any and all requisite notice periods under the Warn Act shall have expired;

                  (f) Legal Proceedings. No action, suit, or proceeding against any party hereto or any of their respective affiliates shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Purchaser to own the Assets or Seller to sell the Assets;

                  (g) Due Diligence. Purchaser being satisfied, in Purchaser's sole and absolute discretion, with the results of Purchaser's due diligence review of the Assets, including, without limitation, the results of the following reviews, inspections and verifications:

                  1. A physical inspection of each store location included in the Assets;

                  2. A physical inspection of Seller's home office and any other office space utilized by Seller;

                  3. Meetings with Seller's senior management and Seller's regional and store managers;

                  4. An analysis of the confirmation and transferability of Customer Receivables and Consumer Loans, Documents and Files;

                  5. A review of all of Seller's real property Leases and other Commitments;

                  6. A review of Seller's employee files and a review of Seller's employee contracts, if any;

                  7. A review of Seller's Employee Benefit Plans, Seller's insurance arrangements, and Seller's Policies and Procedures;

                  8. A review of Seller's financial information and all relevant back-up documentation;

                  9. A review of Seller's accounting practices as they specifically relate to Seller's reserves, including, without limitation, loan reserves and loan reserve expenses;

                  10. A review and verification of Seller's continued operations relative to past years' performance and projections;

                  11. Verification that all liens and claims are, or prior to the Closing Date will be, removed from the Assets;

                  12. A review and verification of all other instruments, documents and information, whether oral, written or electronic that relate in any way to Seller's business or the Assets;

                  13. A review of Seller's information systems, including all hardware and software; and

                  14. A review of all of Seller's intellectual property rights and the transferability thereof, including all owned and licensed software, patents, trademarks and copyrights.

                  (h) Financing. Purchaser shall have obtained financing for the transaction contemplated hereby in such amounts and on such terms and conditions as Purchaser deems necessary or advisable, in Purchaser's sole and absolute discretion;

                  (i) Third Party Approvals. Purchaser and Seller shall have received all such approvals necessary to consummate the transaction contemplated hereby, including, without limitation, original copies of any assignments of each Commitment described on Schedule 4.3 (the "Lease/Contract Assignments"), with such Lease/Contract Assignments to be in form and substance reasonably satisfactory to Purchaser and Seller (or in the absence of any particular Lease/Contract Assignment Seller and Purchaser shall have entered into a satisfactory arrangement pursuant to Section 4.12 below), the written approval of the parties whose approval may be required under Purchaser's various credit agreements and other material contracts, and all permits and licenses from the Ohio Superintendent of Financial Institutions, the Ohio Department of Insurance, the Kentucky Department of Financial Institutions and the Kentucky Department of Insurance that are necessary for Purchaser to commence operating the Business on the Closing Date;

                  (j) Hart-Scott-Rodino Approval. Purchaser and Seller shall have received approval of the transaction contemplated hereby from the Department of Justice and/or the Federal Trade Commission either through (a) the receipt of the written approval of such transaction from such federal agencies, or (b) the expiration of the applicable waiting period under the HSR Act.

                  (k) Warrant Holder Approval. Purchaser shall have received the Warrant Holder Agreements signed by each of Seller's warrant holders in existence as of the Closing Date in form and substance reasonably satisfactory to Purchaser and Seller evidencing that such warrant holders will not exercise their "put" rights, if any, to require Seller to repurchase the warrants.

                  (l) Continued Employment. Purchaser shall have received confirmation, in form and substance satisfactory to Purchaser, that substantially all of Seller's field level, technical and other employees will become employees of Purchaser on the Closing Date, with the terms of such employment to be satisfactory to Purchaser;

                  (m) Supplemental Disclosure Agreement. Purchaser being satisfied, in Purchaser's sole and absolute discretion, with the form and substance of the Supplemental Disclosure Agreement;

                  (n) Seller's Debts. Purchaser being satisfied, in Purchaser's sole and absolute discretion, that all Liabilities of Seller that (i) are secured by, create, or otherwise result in the filing, creation or perfection of any, liens, security interests or any other interest in the Assets, and (ii) are not Assumed Liabilities, will be paid in full on or before the Closing Date without any penalty or prepayment fees; and

                  (o) 5-31-03 EBITDA Statement. Purchaser and Seller shall have completed and signed the 5-31-03 EBITDA Statement.

         Section 4.4 Seller's Closing Documents. At the Closing, Seller shall deliver, or cause to be delivered to Purchaser all of the following documents in form and substance satisfactory to Purchaser:

                  (a) Certificates from the secretary or assistant secretary of each of Seller and SFSI, certifying as to the names and true signatures of the officers of Seller and SFSI authorized to sign this Agreement and the other Transaction Documents to be delivered by Seller or SFSI hereunder;

                  (b) Copies of (i) the resolutions unanimously and duly adopted by Seller's shareholders and Seller's board of directors authorizing the execution, delivery and performance by Seller of this Agreement and each of the other Transaction Documents, and the consummation of all of the other transactions hereunder and thereunder, and (ii) the articles of incorporation and code of regulations, each certified as complete and accurate as of the Closing Date by the secretary or assistant secretary of Seller;

                  (c) Copies of (i) the resolutions unanimously and duly adopted by SFSI's shareholders and SFSI's board of directors authorizing the execution, delivery and performance by SFSI of this Agreement and each of the other Transaction Documents, and the consummation of all of the other transactions hereunder and thereunder, and (ii) the articles of incorporation and code of regulations, each certified as complete and accurate as of the Closing Date by the secretary or assistant secretary of SFSI;

                  (d) A sworn affidavit from the Trustee of the Trust certifying that the Trustee, acting in a fiduciary capacity on behalf of the Trust, is authorized to execute, deliver and perform this Agreement and each of the other Transaction Documents on behalf of the Trust, and that the Trustee, acting in a fiduciary capacity on behalf of the Trust, is authorized to consummate the transaction contemplated hereby and all of the other transactions contemplated hereunder and thereunder on behalf of the Trust;

                  (e) Certificates dated as of the Closing Date from (i) an officer of Seller, (ii) an officer of SFSI, (iii) Trustee, acting in a fiduciary capacity on behalf of the Trust, and (iv) Schear, certifying that the conditions specified in Section 4.2 that have not otherwise been waived in writing by Seller have been fully satisfied or waived by Seller and that the representations and warranties made by Seller, Schear, Trust and SFSI in this Agreement are true and correct as of the Closing Date;

                  (f) An original copy of the Bill of Sale, in the form of Exhibit C attached hereto and incorporated herein by this reference, signed by Seller (the "Bill of Sale");

                  (g) An original copy of the Assignment and Assumption Agreement in the form of Exhibit D attached hereto and incorporated herein by this reference signed by Seller (the "Global Assignment");

                  (h) An original copy of the Loan Assignment and Assumption Agreement in the form of Exhibit E attached hereto and incorporated herein by this reference signed by Seller (the "Loan Assignment");

                  (i) The "Lease/Contract Assignments;

                  (j) Original Certificates of Title transferring any vehicles included as part of the Assets to Purchaser signed by Seller;

                  (k) An original copy of any assignments of all trademarks, patents, domain names, assumed names and other intellectual property included in the Assets signed by Seller (the "Intellectual Property Assignments");

                  (l) An original copy of the Non-Competition Agreement in the form of Exhibit F attached hereto and incorporated herein by this reference, signed by Seller, SFSI, Trust and Schear (the
         "Non-Competition Agreement");

                  (m) An original copy of the Escrow Agreement in the form of Exhibit G attached hereto and incorporated herein by this reference, signed by Investment Banker as the escrow agent ("Escrow Agent"), Seller, SFSI, Trust and Schear (the "Escrow Agreement");

                  (n) An original copy of the Supplemental Disclosure Agreement signed by Seller, SFSI, Trust and Schear;

                  (o) Original copies of all telephone transfer documents transferring Seller's telephone numbers included in the Assets to Purchaser and signed by Seller (the "Telephone Transfer Agreements");

                  (p) The Warrant Holder Agreements signed by Seller, SFSI and each of Seller's warrant holders.

                  (q) Pay-off letters from all of Seller's creditors who will be paid at Closing out of the Purchase Price, together with appropriate written releases from such creditors;

                  (r) An original closing statement evidencing the Purchase Price and the final amount payable by Purchaser to Seller hereunder, as the same may be adjusted by any applicable credits, deductions or pro-rations to be made between the parties as of the Closing Date, if any (the "Closing Statement");

                  (s) Subject to the terms of Section 4.16 below, an original Preliminary Purchase Price Allocation Agreement ("Preliminary Allocation Agreement") that allocates, on a preliminary basis, the Purchase Price (together with any other consideration, if any, that may be given by Purchaser to Seller in connection with the transaction contemplated hereby to the extent any other such consideration, if any, is required hereunder or under any other Transaction Document) to the various Assets prepared by Seller and approved by Purchaser, with both parties acting reasonably and in good faith; provided, however, the amount allocated to the Non-Competition Agreement shall equal the non-competition consideration (as defined in Section 1.2(d); and

                  (t) Such other documents relating to the transactions contemplated by this Agreement as Purchaser may reasonably request.

         Section 4.5 Purchaser's Closing Documents. At the Closing, Purchaser shall deliver, or cause to be delivered to Seller all of the following documents in form and substance satisfactory to Seller:

                  (a) A certificate of the secretary of Purchaser, certifying as to the names and true signatures of the officers of Purchaser authorized to sign this Agreement and the other Transaction Documents to be delivered by Purchaser hereunder;

                  (b) Copies of (i) the resolutions duly adopted by Purchaser's board of directors authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents, and the consummation of all of the other transactions hereunder and thereunder, and (ii) the articles of incorporation and bylaws, each certified as complete and accurate as of the Closing Date by the secretary of Purchaser;

                  (c) A certificate dated as of the Closing Date from an officer of Purchaser certifying that the conditions specified in Section 4.3 that are not otherwise waived in writing by Purchaser have been fully satisfied or waived by Purchaser and that the representations and warranties made by Purchaser in Article III above are true and correct as of the Closing Date;

                  (d) The Cash Purchase Price, as the same may be adjusted, as evidenced by the Closing Statement;

                  (e) The original Shares (including the 500,000 Shares to be delivered to the Escrow Agent to be held under the Escrow Agreement as the escrowed funds thereunder [the "Escrow Funds"]);

                  (f) Original copies of the Bill of Sale, Global Assignment, Loan Assignment, Lease/Contract Assignments, Intellectual Property Assignments, Non-Competition Agreement, Escrow Agreement, Supplemental Disclosure Agreement, Telephone Transfer Agreements, Closing Statement and, subject to the terms of Section 4.16 below, the Preliminary Allocation Agreement, each executed by Purchaser;

                  (g) The IB Release signed by Investment Banker;

                  (h) Such other documents relating to the transactions contemplated by this Agreement as Seller may reasonably request.

         Section 4.6 Termination by Parties. By notice given prior to or at the Closing, this Agreement may be terminated as follows:

                  (a) By mutual agreement of Purchaser and Seller;

                  (b) By Purchaser if a material breach of any provision of this Agreement has been committed by Seller, SFSI, Trust or Schear and such breach has not been cured to Purchaser's satisfaction or otherwise waived by Purchaser;

                  (c) By Seller if a material breach of any provision of this Agreement has been committed by Purchaser and such breach has not been cured to Seller's satisfaction or otherwise waived by Seller; or

                  (d) By either party hereto if the Closing has not occurred on or before August 15, 2003, unless a later date for Closing is mutually agreed to in writing by the parties; provided, however, a party hereto may not terminate this Agreement pursuant to this Section 4.6(d) if the Closing has not occurred within the time contemplated by this Section 4.6(d) as a result of a material breach of this Agreement by the party attempting to terminate this Agreement.

         It is specifically understood and agreed by the parties that Purchaser may terminate this Agreement at any time during its due diligence review if it determines from such due diligence review that the transactions contemplated herein are unacceptable, in Purchaser's sole discretion.

         Section 4.7 Effect of Termination. If this Agreement is terminated pursuant to Section 4.6, all further obligations of the parties under this Agreement will terminate and, except as expressly provided below, such termination shall be the sole remedy of the parties and none of the parties shall have any further liability hereunder and all further obligations of the parties under this Agreement will terminate, except that the obligations of each party contained in Sections 2.16, 3.5, 4.7, 6.7, 7.1, 7.2 and 7.3 hereof will survive such termination; provided, however, that if this Agreement is terminated by a party hereto because of the breach of this Agreement by another party hereto and if such breach is (a) a breach of any representation or warranty made by the breaching party if such breaching party had Knowledge of the breach on the date on which such representation or warranty was made (but only if (x) such breach is not promptly brought to the attention of the other party pursuant to Section 5.4 below, and (y) such breach relates to a fact or circumstance that has a Material Adverse Effect), or (b) attributable to the fraud, bad faith or willful misconduct of the breaching party, then the terminating party may pursue all damages, rights and remedies available to such party hereunder or at law or in equity as a result of such breach.

         Section 4.8 Possession. Possession of the Assets will be delivered from Seller to Purchaser on the Closing Date. Following the Closing Date, both parties agree to cooperate with each other so that there is an orderly transfer of the business operations of the Business from Seller to Purchaser. This
Section 4.8 shall survive the Closing.

         Section 4.9 Transaction Documents. As used in this Agreement, the term "Transaction Documents" means this Agreement and the other agreements, certificates, instruments and documents contemplated hereby to be executed and delivered by any party to this Agreement at or prior to the Closing.

         Section 4.10 Human Resources.

                  (a) Subject to Seller's express written permission and to Seller's reasonable directions as to timing and other matters, Purchaser may discuss job opportunities with Seller's Employees prior to the Closing Date and Seller will cooperate with Purchaser in such efforts.

                  (b) Seller will terminate the employment of all Seller's Employees who have accepted Purchaser's offer of employment and have satisfied all of Purchaser's conditions to employment prior to the Closing Date (such persons are referred to herein as the "Accepting Seller's Employees"), with such termination to be effective as of 11:59 p.m. (Ft. Worth, Texas time) on the Closing Date (the "Effective Termination Time"). The employment of each Accepting Seller's Employees shall be deemed to begin at 12:01 a.m. (Ft. Worth, Texas time) on the day immediately following the Closing Date (the "Effective Hire Time"). Seller shall be responsible for and pay all obligations, costs, expenses and liabilities as employer with regard to its employees (including without limitation, the Seller's Employees and Accepting Seller's Employees) that occur during or relate to periods on or prior to the Effective Termination Time (and that occur on or after the Effective Termination Time for Seller's Employees who do not become Accepting Seller's Employees), and that relate to Seller's employment or termination of employment of such persons. Purchaser shall be responsible for and pay all obligations, costs, expenses and liabilities as employer with regard to its own employees (including, without limitation, all Accepting Seller's Employees who become employees of Purchaser at the Effective Hire Time) that occur during or relate to periods on or after the Effective Hire Time and that relate to Purchaser's employment or termination of such persons. Notwithstanding the foregoing, nothing in this Agreement makes Seller liable for or requires indemnification of Purchaser for claims alleging Purchaser's wrongful failure to hire or wrongful termination of any former employees of Seller.

                  (c) Purchaser intends to offer and will use its commercially reasonable good faith efforts to provide medical benefits and other customary benefits to Accepting Seller's Employees with their participation and eligibility to be effective as of the Effective Hire Time, but the terms of such benefits are still subject to determination by Purchaser in its sole discretion. Within five days after the execution of this Agreement, Purchaser will provide summary descriptions of Purchaser's employee benefit plans for Seller's review.

                  (d) If the Closing does not occur for any reason, Purchaser agrees that Purchaser will not directly solicit any of Seller's employees for employment with Purchaser or any of its affiliates for a period of one year following the date this Agreement is terminated.

         This Section 4.10 shall survive termination of this Agreement and shall survive the Closing.

         Section 4.11 Permits. The Parties agree that at the Closing, the conveyance of the Permits (excluding any sales/use tax related permits which are not a part of the Assets and which are not to be conveyed from Seller to Purchaser at the Closing) from Seller to Purchaser shall be limited to only such interest in the Permits as Seller has the right to convey to Purchaser in accordance with all Applicable Laws and Purchaser agrees and understands that any operation of the Assets by Purchaser after the Closing may be conditioned on Purchaser obtaining certain permits and licenses in its own name, including re-issued versions of the Permits, to the extent required by Applicable Law.

         Section 4.12 Nonassignability of Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, assign, sublease, transfer, convey or deliver any Asset or any claim or right or any benefit arising under or resulting from such Asset if such sale, assignment, sublease, transfer, conveyance or delivery is prohibited by any Applicable Law or would require the consent or approval of any governmental authority or other person and such consent or approval is not obtained prior to Closing. In the event that the Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such Asset and such Asset does not become an Excluded Asset by mutual agreement of the parties, then following the Closing, the parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain promptly the applicable consents or approvals; provided, however, that no party shall be required to pay any consideration therefor other than filing, recordation or similar fees which shall be paid by the party who is required by any legal requirements or course of dealing to do so. Pending receipt of such consent or approval, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser the benefits of use of such Asset. Once consent or approval for the sale, assignment, sublease, transfer, conveyance or delivery of any such Asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall sell, assign, transfer, convey and deliver such Asset to Purchaser at no additional cost to Purchaser. To the extent that any such Asset cannot be transferred or the full benefits of use of any such Asset cannot be provided to the Purchaser following the Closing pursuant to this Section 4.12, Purchaser and Seller shall enter into any mutually agreeable commercially reasonable arrangements (including subleasing, sublicensing or subcontracting) necessary to provide to Purchaser the economic (taking into account tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such consent or approval and the performance by Purchaser of the obligations thereunder; provided, however, Seller and Purchaser must use good faith and commercially reasonable efforts to obtain any consents or approvals necessary in order for any of such contracts to be effectively assigned to Purchaser and such efforts shall continue until such consents or approvals are obtained or until it is determined by either Seller or Purchaser that such consents or approvals cannot be reasonably obtained, whichever comes first; provided further, however, that neither Seller nor Purchaser shall be required to expend funds to obtain any such consent. Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by Seller in connection with its use of any Asset (net of any taxes and any other costs imposed upon

Seller) that are intended to be transferred hereunder but which transfer is prohibited. This Section 4.12 shall survive the Closing.

         Section 4.13 Tax Escrow. The parties acknowledge Purchaser's obligation to withhold a portion of the Purchase Price pursuant to the requirements of Sections 5739.14, 5747.06 and 5747.07 of the Ohio Revised Code (collectively, the "Ohio Tax Code Provisions") and pursuant to the requirements of Section
139.670 of the Kentucky Revised Statutes (the "Kentucky Tax Code Provisions"). The Escrow Funds being held pursuant to the Escrow Agreement shall serve as Purchaser's Purchase Price holdback for purposes of satisfying the Ohio Tax Code Provisions and the Kentucky Tax Code Provisions (collectively, the "Tax Holdback Provisions"). After Purchaser (i) receives from Seller a copy of a letter, certificate or any other reasonable documentation issued by the Ohio Tax Commissioner or such other applicable governing body (collectively, the "Commissioner") that is sufficient to evidence that (a) Seller has paid all taxes described in the Ohio Tax Code Provisions which accrued in connection with the Business through the Closing Date, and (b) Purchaser shall have no successor liability for such taxes and will not be held personally liable for such taxes ("Ohio No Tax Due Letter"), and (ii) receives from Seller a copy of a letter, certificate or any other reasonable documentation issued by the Kentucky Revenue Cabinet or such other applicable governing body (collectively, the "Cabinet") that is sufficient to evidence that (a) Seller has paid all taxes described in the Kentucky Tax Code Provisions which accrued in connection with the Business through the Closing Date, and (b) Purchaser shall have no successor liability for such taxes and will not be held personally liable for such taxes ("Kentucky No Tax Due Letter"), then Purchaser shall no longer be entitled to cause the Escrow Agent to release any portion of the Escrow Funds for purposes of complying with the Tax Holdback Provisions. If, however, either the Commissioner or the Cabinet pursues a claim against Purchaser for unpaid taxes of Seller, the parties agree that Purchaser may cause the Escrow Agent to disburse directly to the Commissioner or the Cabinet, as the case may be, such portion of the Escrow Funds, in the manner contemplated in the Escrow Agreement, as may be necessary to satisfy such claim. Seller's sole recourse for the amount so paid to either the Commissioner or the Cabinet by Purchaser or the Escrow Agent shall be against the applicable State and the applicable State department of revenue (either the Commissioner or the Cabinet, as applicable) and not against Purchaser or Escrow Agent. Immediately following the Closing Date, Seller will diligently, continuously and in good faith pursue the receipt of (i) the Ohio No Tax Due Letter from the Commissioner, and (ii) the Kentucky No Tax Due Letter from the Cabinet. This Section 4.13 shall survive the Closing.

         Section 4.14 Prepaid Amounts; Income and Expense Prorations. At the Closing, appropriate adjustments will be made to the Cash Purchase Price to equitably prorate (a) all prepaid rents, real estate taxes, personal property taxes, casualty insurance (to the extent Seller is reimbursing a landlord therefore), and common area maintenance charges, to the extent the same have been paid or are payable under the Assumed Liabilities, and (b) all other prepaid or delinquent amounts assumed by Purchaser as a part of the Assumed Liabilities, all so that Purchaser pays for all amounts attributable to the period of time on and after the Closing Date and Seller pays for all amounts attributable to the period of time prior to the Closing Date. All security and other deposits made by Seller in connection with any of the Assumed Liabilities shall be deemed Assets. Except as provided in Section 4.15 below, the parties also agree that all income earned before the Closing Date shall be credited or received by Seller, and all income earned or accrued on or after the Closing Date shall be credited and received by Purchaser; and all expenses and liabilities accrued before the Closing Date shall be paid by Seller, and all expenses and liabilities accrued on or after the Closing Date shall be paid by Purchaser. To the extent any adjustment under this Section cannot be reasonably determined at Closing, the parties hereto agree to cooperate with each other diligently and in good faith to make any equitable adjustments as may be appropriate or required under this Section as soon as reasonably practicable after the Closing Date. This Section 4.14 shall survive the Closing.

         Section 4.15 Cash, Checks and Collections. The Cash Purchase Price shall be increased to reflect any of Seller's cash on hand that Purchaser elects, in Purchaser's sole discretion, to buy from Seller at the Closing. Notwithstanding anything contained in Section 4.14 to the contrary, the following adjustments shall also be made as soon as reasonably practical on or after the Closing Date:

                  (a) Payments on the following checks and ACH collection activity shall be the sole property of Seller and Seller shall be entitled to the proceeds thereof (including any nsf and other collection fees related thereto):

                           (i) all checks deposited and ACHs initiated by or on behalf of Seller into the banking system that clear prior to the Closing Date, and

                           (ii) all First Deposit Checks (as defined below) deposited into the banking system by or on behalf of Seller prior to the Closing Date if such First Deposit Checks clear upon their first deposit into the banking system, even if such First Deposit Checks do not finally clear until after the Closing Date.

                  (b) Payments on the following checks and ACH collection activity shall be the sole property of Purchaser and Purchaser shall be entitled to the proceeds thereof (including any nsf and collection fees related thereto):

                           (i) except for First Deposit Checks, all checks deposited and ACHs initiated by or on behalf of Seller or Purchaser into the banking system before, on or after the Closing Date and that clear on or after the Closing Date, and

                           (ii) all First Deposit Checks deposited into the banking system by or on behalf of Seller prior to the Closing Date that are returned unpaid in whole or in part at any time on or after the Closing Date.

As used herein, "First Deposit Checks" shall mean all checks that are deposited into the banking system by or on behalf of Seller for the first time and have not at the time of such first deposit ever (x) been returned unpaid for any reason, or (y) otherwise been deposited for payment in the banking system by Seller. As described in this Section, checks and ACH initiations include checks and/or ACH initiations generated from Seller's payday loan, check cashing or collections activity and checks and/or ACH initiations payable or granted to Seller as consideration for any other goods or services provided by Seller. The parties will cooperate with each other diligently and in good faith after the Closing Date in order to reconcile the amounts to which each party is entitled pursuant to this Section as soon as reasonably practical after the Closing Date. This Section 4.15 shall survive the Closing.

         Section 4.16 Final Allocation Agreement. The parties hereto hereby agree to prepare and execute a Joint Final Purchase Price Allocation Agreement ("Final Allocation Agreement"), in form and substance reasonably satisfactory to Purchaser and Seller, within 60 days following the Closing Date, with such Final Allocation Agreement to amend and restate the Preliminary Allocation Agreement by taking into account all data that may not have been in sufficiently final form as of the Closing Date, as well as taking into account all post-closing adjustments and reconciliations made between the parties (including, without limitation, any adjustments or reconciliations made pursuant to Sections 4.14 and 4.15 above). The parties will cooperate with each other diligently and in good faith after the Closing Date in order to mutually agree upon the terms of the Final Allocation Agreement. This Section 4.16 shall survive the Closing.

         Section 4.17 Closing after July 31, 2003. If the Closing occurs after July 31, 2003 for any reason other than a delay caused by Seller's breach of this Agreement, Purchaser shall pay-off any bank debt that is borrowed by Seller and actually funded to Seller after July 31, 2003 ("New Debt") to the extent (i) such New Debt is reasonably necessary to the operation of the Business in its ordinary course, (ii) such New Debt is borrowed in a manner that is reasonably consistent with Seller's past borrowing practices, (iii) such New Debt does not have a Material Adverse Effect, and (iv) the terms of such New Debt are arms-length terms consistent with general market conditions and provide for prepayment without any penalty; provided, however, that Seller must (y) maintain its accounts payable payment practices and its cash levels in a manner consistent with its established policies and past practices and (z) furnish to Purchaser a statement of uses for the proceeds of such New Debt; and further provided, however, that any amounts paid by Purchaser in order to pay-off the New Debt shall be in addition to the Purchase Price. This Section 4.17 shall survive the Closing.

         Section 4.18 Survival. The terms of this Article IV shall survive any termination of this Agreement and shall survive the Closing in the manner described herein, as applicable.

                                   ARTICLE V
                                 OTHER COVENANTS

         Section 5.1 Seller's Negative Covenants. Seller, SFSI, Trust and Schear covenant and agree that, after the date hereof and until the earlier to occur of
(a) the termination of this Agreement, or (b) the Closing Date, they will not, and will use their best efforts to cause their respective directors, officers and trustees and the Key Persons to not solicit, enter into, or entertain any discussions or negotiations with respect to a Competing Transaction (as defined below), enter into any binding agreement with respect to any Competing Transaction, consummate any Competing Transaction, or agree in writing or otherwise to do any of the foregoing.

         Seller shall, within 24 hours of obtaining Knowledge of same, furnish Purchaser with copies, or if not in writing a written summary, of any inquiries or proposals with respect to a Competing Transaction. For purposes of Section 5.1(b), "Competing Transaction" means any proposal or offer from any person (other than Purchaser) relating to any purchase or other acquisition of all or any material portion of the assets of, or any possible disposition or issuance of any equity interests in, Seller (or any rights or securities exercisable for or convertible into such equity interests), or any merger or other business combination with Seller.

         Section 5.2 Conduct of Business. After the date hereof and until the earlier to occur of (a) the termination of this Agreement, or (b) the Closing Date, Seller shall, unless Seller receives Purchaser's prior written consent (which consent, except as expressly provided below, shall not be unreasonably withheld or delayed):

                  (a) Use commercially reasonable and diligent efforts to continue to conduct its business in the ordinary course, consistent with Seller's past practices and in accordance with the Business Plan;

                  (b) Make no material change to the Business Plan without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser's sole and absolute discretion. Without limiting the foregoing, Purchaser acknowledges that the Business Plan is only a projection and that neither Seller, SFSI nor Schear represent or guarantee that the results projected in the Business Plan will be realized;

                  (c) Not declare, pay or make any dividends or distributions on its capital stock other than the dividends and distributions described on Schedule 5.2;

                  (d) Not enter into any agreement (oral or written) with its directors, officers or salaried employees except as may be necessary to help consummate the transaction contemplated hereunder; provided, however, that Seller shall obtain Purchaser's prior written consent prior to entering into any such agreement, which consent shall not be unreasonably withheld or delayed; and provided further, however, that Purchaser's written consent shall not be required for any such agreement that is made in the ordinary course of Seller's business consistent with past practices and that is consistent with the Business Plan;

                  (e) Not increase the compensation of its directors, officers or employees;

                  (f) Not make capital expenditures (or enter into commitments to make capital expenditures) in excess of $25,000 (either individually or in the aggregate) unless the same are contemplated in the Business Plan or unless the same arise in the ordinary course of Seller's business and are generally covered by the Business Plan; or

                  (g) Not issue any capital stock or grant options to purchase its capital stock.

         After the Closing, Purchaser shall operate the Business in a manner that is in substantial accordance with the Business Plan at least until the last of the Supplemental Payments to be made under Section 1.4 shall have been made, unless Purchaser and Seller agree in writing to a material deviation from the Business Plan; provided, however, that Purchaser, in its reasonable discretion, may modify the portion of the Business Plan covering operations of the Business in 2004 to take into account capital constraints affecting Purchaser's business.

         Section 5.3 Access. From and after the date of this Agreement and until the Closing Date (or the termination of this Agreement), Seller, SFSI, Trust and Schear shall afford to Purchaser and to Purchaser's representatives reasonable access, upon reasonable notice during normal business hours, to all of Seller's properties, books, contracts, commitments, personnel and records related to the Assets and shall furnish promptly to Purchaser all information concerning Seller's business, properties and personnel as may reasonably be requested. All such information as may be furnished by or on behalf of Seller to Purchaser or Purchaser's representatives pursuant to this Section 5.3 shall be and remain confidential. Purchaser will conduct any and all investigations and inspections of the Assets in a professional and reasonable manner during the regular business hours of Seller and such investigations and inspections by Purchaser will be subject to Seller's reasonable direction designed to prevent any material disruption to the Business prior to the Closing Date. Notwithstanding anything in this Section 5.3 to the contrary, Purchaser shall not have access to Seller's employees' medical records, which in the Seller's good faith judgment could subject the Seller to risk of liability.

         Section 5.4 Notification of Certain Matters. Each of Seller and Purchaser shall promptly advise the other party orally and in writing of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality being or becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified being or becoming untrue or inaccurate in any material respect, or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Should any fact or condition require any change to the Schedules after the date hereof, Seller shall promptly deliver to Purchaser a written supplement to the Schedules specifying such change. The parties contemplate that between the date hereof and the Closing Date a party may need to modify certain Schedules attached to this Agreement, and the parties agree that notwithstanding any other provision of this Agreement, any such modification to the Schedules by any party shall not constitute a breach by such party under this Agreement. In this regard, the parties agree to execute at the Closing, a Supplemental Disclosure

Agreement ("Supplemental Disclosure Agreement") in form and substance reasonably satisfactory to Seller and Purchaser that sets forth the final agreed upon version of each of the Schedules to this Agreement, as such Schedules may change between the date hereof and the Closing Date in any manner permitted under this Agreement, provided, however, that the parties agree to act diligently, reasonably and in good faith to agree on the terms of the Supplemental Disclosure Agreement; and provided further, however, that the form and substance of Schedules 1.0(b), 1.0(c), 1.3, 2.6(a) and 2.30 attached hereto are hereby deemed to be final and Seller shall have no right to request or require any changes to the form and substance of Schedules 1.0(b), 1.0(c), 1.3, 2.6(a) or
2.30 attached hereto unless Purchaser, in Purchaser's sole and absolute discretion, agrees to consider, or consents to, such change or unless Purchaser requests any such change and Purchaser and Seller subsequently agree upon such change in the manner described above; and provided further, however, that the form and substance of Schedule 1.0(b) attached hereto may be changed to add additional Assets to such Schedule that Seller actually acquires between the date hereof and the Closing Date and subtract any Assets that Seller disposes of between the date hereof and the Closing Date (however, unless Purchaser consents to the same in writing, any addition or subtraction of Assets from the Business must be done in the ordinary course of Seller's business (except for subtractions of Assets due to Force Majeure [as defined below]), must be consistent with Seller's past practices and the Business Plan (except for subtractions of Assets due to Force Majeure) and may not have a Material Adverse Effect). As used herein, the term "Force Majeure" means the occurrence of an act of God or any event that is beyond the reasonable control of a party hereto so long as such party acted diligently, reasonably and in good faith to prevent or cure such event.

         Section 5.5 Further Instruments of Transfer. Following the Closing, at the request of either party hereto, the other party hereto shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to vest in Purchaser good and marketable title to the Assets, with any such instrument or action to be reasonably satisfactory to both parties hereto.

         Section 5.6 Transaction Taxes. Each party shall pay in a timely manner all of their respective taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement; provided, however, Purchaser shall pay all sales, use and transfer taxes relating to the transfer of title of any vehicles that aren't subject to third party leases and that are included in the Assets.

         Section 5.7 Name Change. Immediately following the Closing, Seller shall amend its articles of incorporation and take all other actions necessary to change its name from "Cashland, Inc." to another name not similar in any fashion or manner to such name and Seller will coordinate such change so that simultaneously Purchaser may obtain the rights to such name in whatever form or fashion Purchaser deems advisable. The provisions of this Section shall apply to the corporate entity name of Seller as well as to all assumed name and other similar filings and reservations referencing the name "Cashland," "Cashland Loan and Cash Services," "Cashland, Inc." or any variation thereof.

         Section 5.8 Material Change. Between the date hereof and the Closing Date, Seller shall inform Purchaser in writing within a commercially reasonable period of time following the occurrence of any material adverse change in the condition (financial or otherwise) of the Business or any of the Assets.

         Section 5.9 Mortgages, Liens and Guaranties. Except as described in
Schedule 5.9, from and after the date hereof until the Closing Date, Seller shall not, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of the Assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, or make any capital contribution or investment in any corporation, business or other person. Notwithstanding the foregoing, the provisions of this Section 5.9 shall not apply to any matter that would be covered under this Section if such matter became effective prior to the date hereof and if such matter was disclosed to Purchaser on or prior to the date hereof. Additionally, the terms of this Agreement shall not restrict Seller's right, after the date hereof, to open, close, terminate, create or administer Consumer Loans, Documents and Files in the ordinary course of Seller's business or open additional locations, so long as the same is done in accordance with the Business Plan.

         Section 5.10 Seller's Principals. Each of SFSI, the Trust and Schear (collectively, the "Principals") has read the terms and conditions of this Agreement and has (or will, prior to Closing) read the Transaction Documents and acknowledges that (1) the execution of this Agreement and the Transaction Documents and the undertakings of the Principals in this Agreement and the Transaction Documents are (or will be) in partial consideration for, and a condition to the consummation by, Purchaser of the transactions contemplated by this Agreement and the Transaction Documents, and (2) Purchaser would not have executed (or will not execute) this Agreement or any Transaction Documents executed (or to be executed) pursuant to this Agreement without the execution of this Agreement and such undertakings by each of the Principals. Between the date hereof and the end of the 4th year following the Closing Date, Seller, SFSI and Schear agree that they will not dissolve, reorganize or make any material changes to the organizational structure or formation agreements and documents of, SFSI or Seller; provided, however, that Seller and SFSI may undertake such a transaction if Purchaser receives an express written assumption of Seller's and/or SFSI's then surviving rights and obligations under this Agreement and any Transaction Document, with such assumption being signed by, and binding on, the party or parties other than Schear succeeding to the interest of Seller or SFSI and/or the party or parties other than Schear receiving anything more than a de minimis portion of the proceeds of the transactions contemplated by this Agreement. This Section 5.10 shall not apply to the purchase by Seller or SFSI of the outstanding stock purchase warrants issued by Seller.

         Section 5.11 Direction of Energies Prior to Closing. Unless or until this Agreement is terminated under Section 4.6, each party hereto shall use commercially reasonable and diligent efforts to (a) cause the conditions in
Section 4.2 and Section 4.3 to be satisfied, and (b) take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in accordance with this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report

Form pursuant to the HSR Act and any other regulatory law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other regulatory law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Except as may be necessary to fulfill the requirements set forth in the immediately preceding sentence, neither party will be obligated to pay money or incur obligations in order to obtain any authorizations, consents, waivers or approvals as may be required in accordance with this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, Purchaser may, beginning on the 5th day following the execution date of this Agreement and subject to Seller's reasonable directions as to timing and other matters, contact Seller's suppliers, lenders, lessor and contractors regarding the transactions contemplated hereby; provided, however, that Seller will use its best efforts to provide Purchaser with such directions promptly prior to the end of such 5th business day.

         Section 5.12 Customer and Other Business Relationships. After Closing, Seller will cooperate with Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Purchaser after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers, and others; provided, however, Seller's obligations under this sentence shall survive the Closing only until the end of the 6th month following the Closing; and provided further, however, that Seller will not be obligated to incur any expense in performing its obligations under this sentence. In addition to the foregoing, Seller will satisfy any retained Liabilities (that are not Assumed Liabilities) in a manner that is not detrimental to any of the above-described relationships. Seller will refer to Purchaser all inquiries relating to said business. Neither Seller nor any of its officers, employees, agents, or shareholders, shall take any action which would tend to diminish the value of the Assets after Closing or which would interfere with the business of Purchaser to be engaged in after the Closing Date, including, without limitation, disparaging the name or business of Purchaser.

         Section 5.13 Retention of and Access to Records. After the Closing Date, Purchaser shall retain for a period consistent with Purchaser's record retention policies and practices in effect as of the date hereof, those records of Seller delivered to Purchaser. After the Closing, Purchaser shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable Seller to prepare financial statements or tax returns or deal with tax audits; provided, however, Purchaser's obligations under this sentence shall survive the Closing only until the end of the 18th month following the Closing; and provided further, however, that Purchaser will not be obligated to incur any expense in performing its obligations under this sentence. After the Closing Date, Seller shall retain for a period consistent with Seller's record retention policies and practices in effect as of the date hereof, those records of Seller in Seller's possession as of the date hereof that are or were applicable to the Business. After the Closing, Seller shall provide Purchaser and its representatives reasonable access to records regarding any Excluded Assets and to records regarding any retained Liabilities (that are not Assumed Liabilities), during normal business hours and on at least three days' prior written notice, in connection with claims asserted by third parties against Purchaser specifically as to any such Excluded Assets or retained Liabilities;

provided, however, Seller's obligations under this sentence shall survive the Closing only until the end of the 18th month following the Closing; and provided further, however, that Seller will not be obligated to incur any expense in performing its obligations under this sentence.

         Section 5.14 Assistance in Proceeding. Seller, SFSI, Trust and Schear will cooperate with Purchaser in the contest or defense of, and make available, at Purchaser's sole expense, its personnel and provide any testimony and access to its books and records in connection with, any proceeding involving or relating to (a) any transaction contemplated by this Agreement, or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status, or transaction involving Seller, the Assets or the Business; provided, however, that except as otherwise described in Article VI of this Agreement, the obligations of Seller, SFSI, Trust and Schear under this sentence that accrue after the Closing Date shall survive the Closing only until the end of the 24th month following the Closing; and provided further, however, that except as otherwise described in this Agreement (including, without limitation, Article VI of this Agreement), Seller will not be obligated to incur any expense in performing its obligations under this sentence.

         Section 5.15 Listing of Shares. Purchaser shall use its best efforts to cause the Shares to be issued hereunder to be approved for listing on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

         Section 5.16 Survival. The terms of this Article V shall survive any termination of this Agreement and shall survive the Closing in the manner described herein, as applicable.

                                   ARTICLE VI
                                    REMEDIES

         Section 6.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in this Agreement, the Schedules (including any supplements thereto made by Seller), the Transaction Documents and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until the second anniversary of the Closing Date (except the representations and warranties of Seller, SFSI and Schear set forth in Section 2.15 shall survive until the fifth anniversary of the Closing
Date). The covenants, except those covenants contained in Sections 5.1, 5.2, 5.3, 5.4, 5.8, 5.9 and 5.11, agreements and indemnities contained herein shall survive the Closing without limitation as to time unless the covenant, agreement or indemnitee specifies a time limitation, in which case such covenant, agreement or indemnitee shall survive until the expiration of such specified term.

         Section 6.2 Indemnification by Seller, SFSI and Schear. After the Closing, Seller, SFSI and Schear, jointly and severally, shall defend, indemnify and hold harmless Purchaser and Purchaser's affiliates and their respective subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Purchaser and such persons and entities, collectively, "Purchaser's Indemnified Persons"), and shall reimburse Purchaser's Indemnified Persons, for, from and against each and every demand, claim, loss, liability, judgment, damage, lien, fine, penalty, action, cost and expense (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, the

"Losses") imposed on or incurred by Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of (i) a breach of, or a misrepresentation contained in, any representation or warranty made by Seller, SFSI, Trust or Schear in this Agreement, (ii) a breach of, or a misrepresentation contained in, any express representation or warranty, if any, made by Seller, SFSI, Trust or Schear in any Transaction Document (other than this Agreement), (iii) except for obligations maturing or accruing after the Closing Date under the Assumed Liabilities, any Liabilities, obligations or duties of Seller, SFSI, Trust or Schear, whether accrued, absolute, contingent or otherwise, arising out of, or in any way connected with, Seller's, SFSI's, Trust's or Schear's activities and/or the operation of the Assets or the Business prior to the Closing (or, if the same are not Assumed Liabilities, arising out of, or in any way connected with Seller's SFSI's, Trust's or Schear's activities from and after the Closing), (iv) except for obligations maturing or accruing after the Closing Date under the Assumed Liabilities, the ownership, use, possession or operation of the Assets or the Business at any time prior to the Closing Date, (v) any breach or nonfulfillment of any covenant, agreement or other obligation of Seller, SFSI, Trust or Schear under this Agreement, any Transaction Document or any certificate or other document delivered or to be delivered pursuant hereto or thereto, or (vi) any tax filing or return or payment made, or position taken by Seller, which any authority challenges and which results in assertion of Losses against Purchaser. Notwithstanding the foregoing, Purchaser shall not be entitled to assert any claim for indemnification under this Section 6.2 unless and until such time as all Losses exceed $500,000 ("Purchaser's Basket") in the aggregate, at which time any and all claims of Purchaser for indemnification of Losses in excess of Purchaser's Basket may be asserted; provided, however, that Purchaser's Basket shall not be applicable to any Losses attributable to (a) non-compliance by Seller with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the sale and transfer of the Assets to Purchaser, (b) the failure of Seller to deliver any of the Assets to Purchaser or to pay or otherwise satisfy any payment obligations of the Assets which are presently existing and are not expressly assumed by Purchaser, (c) breaches of the representations and warranties contained in Sections 2.5, 2.12, 2.14, 2.15, 2.16, 2.22, 2.27 and 2.39, or (d) any breach of Seller's, SFSI's Schear's and Trust's representations or warranties in this Agreement or any Transaction Document, if any, of which such parties had Knowledge of the breach at any time on or prior to the date on which such representation or warranty was made, or
(e) any breach by Seller, SFSI, Schear or Trust of any covenant or obligation set forth in this Agreement or any Transaction Document if such breach is attributable to the fraud, bad faith or willful misconduct of any of Seller, SFSI, Schear or Trust.

         Section 6.3 Indemnification by Purchaser. Except as otherwise expressly provided in this Article VI, Purchaser shall defend, indemnify and hold harmless Seller, SFSI, Trust, Schear, each of their affiliates and all of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Seller and such persons and entities, collectively, "Seller's Indemnified Persons"), and shall reimburse Seller's Indemnified Persons, for, from and against all Losses imposed on or incurred by Seller's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) a breach of, or a misrepresentation contained in, any representation or warranty made by Purchaser in this Agreement, (ii) a breach of, or a misrepresentation contained in, any express representation or warranty, if any, made by Purchaser in any Transaction Document (other than this Agreement), (iii) any breach or nonfulfillment of any covenant, agreement or other obligation of Purchaser under this

Agreement, any Transaction Document or any certificate or other document delivered or to be delivered pursuant hereto or thereto, (iv) obligations maturing or accruing after the Closing Date under the Assumed Liabilities, or
(v) the ownership, use, possession or operation of the Assets from and after the Closing Date. Notwithstanding the foregoing, neither Seller, SFSI, Trust nor Schear shall be entitled to assert any claim for indemnification under this
Section 6.3 unless and until such time as all claims of such parties for indemnification hereunder exceed $25,000 ("Seller's Basket") in the aggregate, at which time any and all claims of Seller, SFSI, Trust and/or Schear for indemnification in excess of Seller's Basket may be asserted; provided, however, that Seller's Basket shall not be applicable to any Losses attributable to (a) any breach of Purchaser's representations or warranties of which Purchaser had Knowledge of the breach at any time on or prior to the date on which such representation or warranty was made, (b) any breach by Purchaser of any covenant or obligation set forth in this Agreement or any Transaction Document if such breach is attributable to Purchaser's fraud, bad faith or willful misconduct, or
(c) Purchaser's failure to perform any obligation under the Assumed Liabilities if such obligation arises on or after the Closing Date.

         Section 6.4 Indemnification Procedures. If any action, claim or proceeding shall be brought or asserted by one or more third parties against a party hereto or any successor or indemnified person related thereto (the "Indemnified Person") in respect of which indemnity may be sought under this
Article VI from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action, claim or proceeding, together with a copy of such claim, process or other legal pleading, to the Indemnifying Person, who shall assume the defense thereof, including the employment of counsel approved by the Indemnified Person (which approval shall not be unreasonably withheld or delayed) and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within twenty days after notice of any such action, claim or proceeding (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such action, claim or proceeding), fails to assume the defense thereof, the Indemnified Person shall have the right (upon further notice to the Indemnifying Person) to undertake the defense, compromise or settlement of such action, claim or proceeding for the account and at the risk of the Indemnifying Person and at the Indemnifying Person's expense, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article VI to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action, claim or proceeding, or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and then only if the claimant provides to the Indemnified Person a release from all liability in respect of such action, claim or proceeding. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action, claim or proceeding that requires solely the payment of money damages by the Indemnifying Person, and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding. The Indemnified Party and the Indemnifying Party will cooperate with all reasonable requests of the other. As a condition to asserting any rights under this Article VI, each Purchaser's Indemnified Person must appoint Purchaser, and each Seller's Indemnified Person must appoint Lee Schear, as its sole agent for all matters relating to any claim hereunder.

         Section 6.5 Waiver. The right to indemnification, reimbursement, or other remedy based on the breach of any representations, warranties, covenants or obligations set forth herein or in the Transaction Documents by the non-breaching party shall not be affected by any investigation conducted by the non-breaching party with respect to, or any Knowledge acquired (or capable of being acquired) by the non-breaching party about, the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any schedules or exhibits attached hereto or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies, except as expressly provided herein to the contrary. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         Section 6.6 Remedies. Except as expressly set forth elsewhere in this Agreement to the contrary (including, without limitation, the provisions of Sections 4.7 and 6.8), the remedies provided in this Article VI shall be the sole and exclusive remedies available to a party hereto for the breach of any representation, warranty, covenant or obligation hereunder by another party hereto; provided, however, that, notwithstanding the foregoing: (i) any party may seek injunctive or similar equitable relief for any breach of this Agreement by another party, and (ii) any party may seek any damages, rights and remedies available to such party hereunder or at law or in equity for (x) any breach by a party hereto of any covenant or obligation of such breaching party set forth in this Agreement or any Transaction Document if such breach is attributable to the breaching party's fraud, bad faith or willful misconduct, or (y) any violation of tax or securities related laws by a party hereto.

         Section 6.7 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except and as otherwise specifically provided. Notwithstanding the foregoing, in the event of any litigation or any arbitration proceeding between the parties arising out of, or relating to, this Agreement or the Transaction Documents, the prevailing party shall be entitled to recover from the other party reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection therewith, unless the court or arbitrators shall for good cause determine otherwise; provided, however, the reimbursement of any such costs, expenses, fees and disbursements by one party to the other under this sentence shall be in addition to any other relief that may be awarded.

         Section 6.8 Limitation of Liability. Notwithstanding anything herein to the contrary, if the Closing occurs, it is agreed and acknowledged that the liability of Seller, SFSI, Schear and the Trust shall be limited to a combined aggregate amount equal to $10,000,000. Furthermore, in determining the amount of any Loss, such Loss amount will be limited to the actual amount of such Loss, without reference to any effect of such Loss on the EBITDA of the Seller or the Purchaser with respect to the Business; provided, however, if GAAP requires, or would have required, such Loss to be factored into the EBITDA used to calculate any Supplemental Payment, then the applicable Supplemental Payment will be equitably adjusted by the parties hereto with each party hereto acting diligently, in good faith and in a commercially reasonable manner. If Purchaser and Seller, despite using good faith, diligent and commercially reasonable efforts to mutually cooperate in calculating and determining the amount of any particular adjustment to a Supplemental Payment pursuant to this Section, cannot agree in writing as to the amount of such an adjustment within 30 days after the date a party hereto sends written notice of the possible need for such an adjustment to the other party hereto, then such adjustment, if any, shall be determined using the same process as is to be used by the parties to determine the amount of a Supplemental Payment pursuant to Section 1.4(f) above. If an adjustment to a Supplemental Payment is made pursuant to this Section, the parties will effectuate such adjustment through the payment of cash within 7 business days following the final determination of such adjustment, so that the party owing money pursuant to this Section shall pay cash in the amount of the adjustment to the party owed money pursuant to this Section and the Note will not be affected by such adjustment; provided, however, that in making any such adjustment the interest payable under the Note will, if appropriate, be a factor in determining the total amount of such adjustment. Notwithstanding anything herein to the contrary, no adjustment will be made to any Supplemental Payment pursuant to this Section unless a party hereto sends written notice to another party hereto specifying that such an adjustment may be needed and such other party receives such written notice before the end of the 24th month following the Closing Date.

         Section 6.9 Survival. The terms of this Article VI shall survive any termination of this Agreement and shall survive the Closing, as applicable.

                                  ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Confidentiality. For purposes of this Agreement, "Confidential Information" shall mean any and all information, knowledge and intelligence of any type whatsoever, whether in writing, oral or electronic, relating in any manner to the party possessing, owning and disclosing such information ("Disclosing Party"), including, but not limited to, all of the Disclosing Party's financial information and all due diligence materials delivered by the Disclosing Party to the other party ("Receiving Party"), including all trade secrets, marketing strategies, business strategies, financial information, procedures, research, lists, methodologies, contracts, business records, and know-how; provided, however, any information that is either (i) generally known by, or available to, the public through no fault of the Receiving Party, (ii) was available to the Receiving Party from a source other than the Disclosing Party who was authorized to disclose such information without a confidentiality obligation, whether by contract, fiduciary duty or otherwise, to the Disclosing Party, or (iii) is otherwise independently known to, or developed by, the Receiving Party, shall not be considered Confidential Information. The fact that this Agreement exists shall also be deemed Confidential Information. In order to enable the parties hereto to perform their pre-Closing due diligence, a Disclosing Party hereto may disclose certain of its own Confidential Information to a Receiving Party. The Receiving Party recognizes and acknowledges that the Disclosing Party's Confidential Information is the exclusive property of the Disclosing Party, is material, is confidential and greatly affects the goodwill and the personal and business success of the Disclosing Party. Accordingly, as a material inducement for each party to enter into this Agreement, each party hereto hereby covenants and agrees that, except as expressly provided herein, it will not now, or at any time in the future, directly or indirectly, divulge, reveal or communicate, either orally or in writing, to any other person or to the public, any of the other party's Confidential Information or use any of the other party's Confidential Information for their benefit or for the benefit of others except: (i) with the prior written consent of the Disclosing Party (which consent may be withheld in such Disclosing Party's sole discretion); or (ii) as required by law, rule or regulation. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party's Confidential Information to the employees, officers, directors, shareholders, accountants, attorneys, consultants and advisors of such Receiving Party, but only to the extent such people require such Confidential Information in order for the Receiving Party to effectively pursue the consummation of the transaction contemplated by this Agreement; provided, however, the Receiving Party shall require any of its employees, officers, directors, shareholders, accountants, attorneys, consultants or advisors who receive the Disclosing Party's Confidential Information to comply with the confidentiality provisions of this Agreement and the Receiving Party shall be liable for any breach of the terms of the confidentiality provisions of this Agreement by its own employees, officers, directors, shareholders, accountants, attorneys, consultants or advisors as if the Receiving Party had breached this Agreement itself.

         Section 7.2 Return of Confidential Information; Public Releases. If this Agreement is terminated for any reason, each Receiving Party will return to the Disclosing Party all of the Disclosing Party's Confidential Information without keeping copies of such Confidential Information and shall not use any of the Disclosing Party's Confidential Information for its benefit or for the benefit of others. Additionally, at all times after the date hereof until the Closing, Seller and Purchaser shall not make any public release of information regarding the matters contemplated herein except (i) that Purchaser and Seller may each continue such communications with employees, officers, directors, shareholders, accountants, attorneys, consultants, advisors, suppliers, lenders, lessors and other particular individuals or groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, and (ii) as required by law; provided, however, that Purchaser may make public releases regarding this Agreement and the transactions contemplated hereby to the extent Purchaser reasonably believes the same to be prudent in connection with its disclosure obligations or its past practices; and provided further, however, Purchaser will not make any such public release unless it has first given Seller a reasonable opportunity to review and comment on such release.

         Section 7.3 Breach of Confidentiality Provisions. In view of the irreparable harm and damage which would occur to the Disclosing Party as a result of a breach or a threatened breach by the Receiving Party under Sections
7.1 or 7.2 hereof, and in view of the lack of an adequate remedy at law to protect the Disclosing Party in connection with such a breach, the Disclosing Party shall have the right to receive, and the Receiving Party hereby consents to the issuance of, temporary and permanent injunctions enjoining the Receiving Party from any violation of Sections 7.1 and 7.2 of this Agreement. The Receiving Party acknowledges that both temporary and permanent injunctions are appropriate remedies for such a breach or threatened breach. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which the Disclosing Party is or may be entitled at law or in equity, including, without limitation, the right to specific performance and the right to receive damages. The Receiving Party's obligation to protect the Disclosing Party's Confidential Information in accordance with this Agreement shall terminate five (5) years from the date of this Agreement.

         Section 7.4 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties hereto.

         Section 7.5 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto; provided, however, Purchaser may assign all of its rights under this Agreement to an affiliate of Purchaser ("Permitted Assignee"); provided further, however, that Purchaser shall remain jointly and severally liable with such Permitted Assignee for all of the obligations and liabilities of the "Purchaser" hereunder. Additionally, in the event of such an assignment by Purchaser to a Permitted Assignee, (a) Purchaser and the Permitted Assignee shall each make the representations and warranties set forth in Article III hereof, as the same may need reasonable modification to properly reflect the entity type and state of formation of the Permitted Assignee, (b) Purchaser shall, in addition to remaining primarily, jointly and severally liable for all of the obligations of the "Purchaser" hereunder, be responsible for directly performing any of the obligations of the "Purchaser" hereunder that would be impossible or impractical for the Permitted Assignee to perform, including, without limitation, the issuance of the Shares and/or the execution of the Stock Option and Non-Competition Agreements, and (c) if the Note is required, Purchaser will co-sign the Note on behalf of the Permitted Assignee.

         Section 7.6 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         Section 7.7 Entire Agreement. This Agreement, the attached Exhibits and Schedules, and the Transaction Documents constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. If there are any conflicts between the terms of this Agreement, the Schedules or Exhibits attached hereto or any of the Transaction Documents, the most restrictive of the conflicting provisions shall control.

         Section 7.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 7.9 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         Section 7.10 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         Section 7.11 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by (a) depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested and addressed to the intended recipient's Notice Address (as defined below), (b) by sending the same via a nationally recognized overnight courier for next business day delivery to the intended recipient's Notice Address, (c) by sending the same via an electronically confirmed telecopy transmission to the telecopy number listed in the intended recipient's Notice Address, or (d) by delivering the same in person to the intended recipient's Notice Address. Such notice shall be deemed received on the earlier to occur of (a) the date of actual receipt of the notice, (b) the date evidenced on a signed delivery receipt as the date of delivery or the date delivery was refused, if the notice is delivered in person, or via certified or registered mail or by an overnight courier for next business day delivery, or (c) on the date set forth on an electronically generated fax confirmation sheet if the notice is sent via telecopy. For purposes of notice, the address for notices ("Notice Address") for each party hereto is as follows:

                 If to Purchaser:        Cashland, Inc.
                                         36 West Third Street
                                         Dayton, Ohio 45402
                                         Attention: Lee Schear
                                         Phone: 937.228.5600
                                         Fax: 937.285.4755
                                         e-mail: leemail@schear.net

                                         With a copy to:

                                         Richard A. Broock
                                         Chernesky, Heyman & Kress P.L.L.
                                         10 Courthouse Plaza, S.W., Suite 1100
                                         Dayton, Ohio 45402
                                         Phone: 937.449.2840
                                         Fax: 937.449.2821
                                         e-mail: rab@chklaw.com


                 If to Seller:           Cash America International, Inc.
                                         1600 W. 7th Street
                                         Fort Worth, Texas 76102
                                         Attn:  Hugh Simpson
                                         Phone:  817.570.1625
                                         Fax:  817.570.1647
                                         e-mail: hsimpson@casham.com

                                         With a copy to:

                                         Cash America International, Inc.
                                         1600 W. 7th Street
                                         Fort Worth, Texas 76102
                                         Attn: Curtis Linscott
                                         Phone: 817.570.1687
                                         Fax: 817.570.1647
                                         e-mail: clinscott@casham.com

                  (a) Any party may change its Notice Address for notice by written notice given to the other parties in accordance with this

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any signature on this Agreement or any other Transaction Document may be a facsimile signature and all parties agree that any signature delivered by facsimile shall be treated as an original signature to any such document.

         Section 7.13 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means any circumstance or event of whatever nature (other than any change in economic, regulatory or industry conditions generally) which (a) would reasonably be expected to have a material adverse effect on the financial condition of the Business or Seller, (b) would reasonably be expected to diminish or impair in any material respect, the value of the Business or the Assets, in each case taken as a whole, or (c) would reasonably be expected to render it impossible for Seller, SFSI, Trust or Schear to consummate the transactions contemplated under this Agreement or under any of the Transaction Documents.

         Section 7.14 Trust. Trust makes the following representations and warranties to Purchaser. Trust is an irrevocable trust and Douglas C. Dotson is the sole trustee of Trust ("Trustee"). Trust is governed by a valid and existing trust agreement with all requisite power and authority to own or hold under lease its properties and assets, to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Trust and Seller possess true and complete copies of the trust agreement of Trust and all amendments or supplements thereto (collectively, the "Trust Agreement") and all of such documents are in full force and effect on the date hereof. Trust has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents, and such action has been duly authorized by all necessary action by Trust's settlors, trustees and beneficiaries. This Agreement has been, and the other Transaction Documents will be at the Closing, duly executed and delivered by Trust and Trustee has full, right, power and authority to bind the Trust to the terms of this Agreement and all Transaction Documents. This Agreement constitutes, and the other Transaction Documents at the Closing will constitute, legal, valid and binding obligations of Trust, enforceable against Trust in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement or any agreement, indenture or other instrument under which Trust is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets; or
(b) cause any material change in the rights or obligations of any party under any such agreement, indenture or other instrument; or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Trust or the Assets.

         Section 7.15 Survival. The terms of this Article VII shall survive any termination of this Agreement and shall survive the Closing, as applicable.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

         EXECUTED on this the 30th day of June, 2003.

PURCHASER:                                                              SELLER:

CASH AMERICA INTERNATIONAL, INC.,                                       CASHLAND, INC.
a Texas corporation

By: /s/  Daniel R. Feehan                                               By:  /s/  Lee Schear
    ---------------------------                                              ---------------------------
    Daniel R. Feehan, President                                              Lee Schear, President

                                                                        SFSI:

                                                                        SCHEAR FINANCIAL SERVICES, INC.,
                                                                        an Ohio corporation

                                                                        By: /s/  Lee Schear
                                                                            ---------------------------
                                                                            Lee Schear, President

                                                                        TRUST:

                                                                        MAFRE A. BRUNNER IRREVOCABLE
                                                                        TRUST DATED MAY 12, 1993

                                                                        By: /s/  Douglas C. Dotson
                                                                            ---------------------------
                                                                            Douglas C. Dotson, Trustee

                                                                        SCHEAR:

                                                                        /s/  Lee Schear
                                                                        ---------------------------
                                                                        LEE SCHEAR

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:

A. EBITDA Calculation Method                    F. Non-Competition Agreement
B. Form of Promissory Note                      G. Escrow Agreement
C. Bill of Sale
D. Global Assignment
E. Loan Assignment

SCHEDULES:

     1.0(a)   List of Locations

     1.0(b)   List of Assets

     1.0(c)   List of Excluded Assets

     1.3      Assumed Liabilities

     1.4      Sample Calculation of Supplemental Payments

     2.0      Key Persons

     2.1      Seller's Affiliates, Officers and Directors

     2.2      Seller's Required Corporate Consents

     2.3      Conflicts with Seller's Agreements

     2.4      Seller's Required Third Party Consents (government and lenders)

     2.5(a)   Consumer Loans, Documents and Files - Forms and Procedures

     2.5(b)   Exceptions to Consumer Loans, Documents and Files - Forms and
              Procedures

     2.5(c)   Customer Receivables

     2.6(a)   Seller's Audited Financial Statements for the period ended
              12/31/02 and Seller's Unaudited Financial Statements for the period ended 5/31/03; and Seller's Management Letters and Related
              Responses

     2.6(b)   Non-GAAP items in Seller's Financial Statements

     2.7      Liabilities

     2.8      Liens and Encumbrances

     2.9      Commitments (All Material Contractual Arrangements of Seller)

     2.10     Intellectual Property

     2.12     Compliance with Laws; Permits and Licenses

     2.13     Litigation

     2.15     Taxes

     2.20     Real Estate Matters

     2.21     Buildings and Structures

     2.22     Other Business Activities

     2.24     Change in Business

     2.25     Employees

     2.26     Employment and Labor Matters

     2.27     Employee Benefit Plans

     2.30     Business Plan

     2.31     Banking Relationships

     2.32     Insurance

     2.33     Privacy Notices

     2.34     Policies and Procedures

     4.3      Required Lease/Contract Assignments

     5.2      Permitted Dividends and Distributions

     5.6      Permitted New Encumbrances

                       SUPPLEMENTAL DISCLOSURE AGREEMENT,
                        PRELIMINARY ALLOCATION AGREEMENT
                                       AND
                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS SUPPLEMENTAL DISCLOSURE AGREEMENT, PRELIMINARY ALLOCATION AGREEMENT AND FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is executed effective as of the date set forth below by and among Cashland, Inc., an Ohio corporation ("Seller"), Schear Financial Services, Inc., an Ohio corporation ("SFSI"), Lee Schear, a resident of Dayton, Ohio ("Schear"), The Mafre A. Brunner Irrevocable Trust dated May 12, 1993 ("Trust"), and Cash America International, Inc., a Texas corporation ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller, SFSI, Schear, Trust and Purchaser entered into an Asset Purchase Agreement ("Agreement") dated June 30, 2003, whereby Purchaser would acquire the Assets and Business of Seller; and

         WHEREAS, the parties hereto desire to amend the Agreement, to amend and restate the Schedules attached to the Agreement and to agree upon a preliminary allocation of the Purchase Price among the Assets.

         NOW THEREFORE, for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Agreement.

         2. Conflicts. If there are any conflicts or inconsistencies between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

         3. Ratification. Except as expressly modified by this Amendment, the terms and conditions of the Agreement are hereby ratified and shall remain in full force and effect as written.

         4. Amendments. The following provisions shall amend the Agreement.

            a. 5-31-03 EBITDA Statement. The 5-31-03 EBITDA Statement described in Section 1.4(g) of the Agreement is attached to this Amendment as Exhibit "A" and is incorporated herein for all purposes. The parties hereto agree and acknowledge that the 5-31-03 EBITDA Statement attached hereto is the final 5-31-03 EBITDA Statement for all purposes under the Agreement.

            b. Representations of Seller, SFSI and Schear. The following representations and warranties are added to Article II of the
               Agreement:

                 i. Section 2.40. Finova/Sirrom. All indebtedness previously owed by Seller and/or SFSI to Sirrom Capital Corporation and/or Finova Mezzanine Capital, Inc. (collectively, "Finova") has been paid in full and prior to the Closing Date Seller's assets were released from all liens held by Finova. Seller, at Seller's cost, shall file Financing Statement Terminations in each State or County jurisdiction in which Finova has, prior to the Closing Date, filed Financing Statements that purport to cover any of the Assets and such Financing Statement Terminations shall specifically terminate each of such Financing Statements previously filed of record by or on behalf of Finova. Seller, at Seller's expense, shall deliver appropriately file-stamped copies of all such Financing Statement Terminations as soon as reasonably practical after the Closing Date with Seller acting diligently and in good faith, but in no event shall such file-stamped Financing Statement Terminations be delivered to Purchaser any later than 90 days following the Closing Date. Seller and Purchaser shall reasonably cooperate with each other as may be reasonably necessary to carry out the intent of this paragraph.

                 ii. Section 2.41. Worker's Compensation Insurance. Seller's
                     Ohio Bureau of Worker's Compensation ("OBWC") coverage and Seller's Kentucky Employer's Mutual Insurance policy shall be cancelled by Seller promptly after the Closing. Any and all premiums or other outstanding amounts applicable to any of Seller's worker's compensation coverages for all periods prior to the Closing Date owed to either the OBWC or to any such insurance underwriter have been, or will promptly after the Closing be, paid by Seller. Within thirty (30) days following the Closing Date, Seller shall provide Purchaser with reasonable written evidence indicating that Seller has terminated such coverages. Seller shall also provide Purchaser with reasonable evidence that Seller has fully paid for such coverages promptly after any amounts therefore first become due and payable.

                 iii. Section 2.42. Sky Bank. All indebtedness previously owed by Seller, Cashland of Kentucky, LLC, Schear and/or SFSI to Sky Bank has been paid in full. Seller, at Seller's expense, shall work diligently and in good faith with Sky Bank and the Commonwealth of Kentucky to cause Sky Bank to terminate, and release of record, as soon as reasonably practical after the Closing Date, but in no event later than ninety (90) days following the Closing Date, all Financing Statements covering any of the Assets and previously filed of record in any State or County jurisdiction by or on behalf of Sky Bank. Seller, at Seller's expense, shall provide Purchaser with appropriately file-stamped copies of all such Sky Bank

                     Financing Statement Terminations as soon as they become available. Seller and Purchaser shall reasonably cooperate with each other as may be reasonably necessary to carry out the intent of this paragraph.

                 iv. Section 2.43. Tax Liens. The taxes, fees, penalties and interests evidenced by the tax liens described on Schedule
                     2.8 shall be fully paid by Seller, and all such tax liens shall be released of record by Seller, at Seller's expense, as soon as reasonably practical after the Closing Date with Seller acting diligently and in good faith, but in no event shall such tax liens be paid in full and released of record any later than ninety (90) days after the Closing Date. Seller, at Seller's expense, shall provide Purchaser with appropriately file-stamped copies of all such tax lien releases as soon as they become available. Seller and Purchaser shall reasonably cooperate with each other as may be reasonably necessary to carry out the intent of this paragraph.

                 v. Section 2.44. Pitney Bowes. All outstanding amounts due for equipment leased by Seller from Pitney Bowes pursuant to the documents referenced on Schedule 2.9 shall be paid in full by Seller in such a manner so that Seller shall cause title to all such equipment to vest in Purchaser free and clear of all security or leasehold interests therein within 45 days following the Closing Date. Seller, at Seller's expense, shall cause all Financing Statements covering any of such equipment that are filed by or on behalf of Pitney Bowes (or any of its agents, affiliates or designees) in any State or County jurisdiction to be released of record as soon as reasonably practical after the Closing Date with Seller acting diligently and in good faith, but in any event all such security or leasehold interests shall be fully released of record no later than forty-five (45) days following the Closing Date. Seller and Purchaser shall reasonably cooperate with each other as may be reasonably necessary to carry out the intent of this paragraph.

                 vi. Section 2.45. Technology Integration. Seller, at Seller's
                     expense, shall cause all Financing Statements covering any of the Assets that are filed by or on behalf of Technology Integration Financial Services, Inc. (or any of its agents, affiliates or designees) to be released of record as soon as reasonably practical after the Closing Date with Seller acting diligently and in good faith, but in any event such releases shall be fully released of record no later than ninety (90) days following the Closing Date. Seller and Purchaser shall reasonably cooperate with each other as may be reasonably necessary to carry out the intent of this paragraph.

            c. Seller's Closing Documents. The following provisions are added to
               Section 4.4 of the Agreement:

                 i. Section 4.4(u). Original copies of a Human Resources Agreement ("Human Resources Agreement"), in form and substance reasonably satisfactory to Purchaser and Seller, signed by Seller, SFSI and Schear.

            d. Section 4.4(s). The reference to "(as defined in Section 1.2(d)"
               is hereby deleted in its entirety from the end of Section 4.4(s) of the Agreement and is replaced with the reference "(as described in Section 1.2(c))".

            e. Purchaser's Closing Documents. Section 4.5(f) of the Agreement is
               hereby deleted from the Agreement in its entirety and is replaced with the following:

                 i. Section 4.5(f). Original copies of the Bill of Sale, Global Assignment, Loan Assignment, Lease/Contract Assignments, Intellectual Property Assignments, Non-Competition Agreement, Escrow Agreement, Supplemental Disclosure Agreement, Telephone Transfer Agreements, Closing Statement, Human Resources Agreement, and, subject to the terms of Section 4.16 of the Agreement, the Preliminary Allocation Agreement, each executed by Purchaser.

            f. Section 4.14. Section 4.14 of the Agreement is hereby deleted from the Agreement in its entirety and is replaced with the following:

                 i. "Section 4.14 Prepaid Amounts; Income and Expense Prorations. At the Closing, appropriate adjustments will be made to the Cash Purchase Price to equitably prorate (a) all prepaid rents, real estate taxes, personal property taxes, casualty insurance (to the extent Seller is reimbursing a landlord therefore), and common area maintenance charges, to the extent the same have been paid or are payable under the Assumed Liabilities, and (b) all other prepaid or delinquent amounts assumed by Purchaser as a part of the Assumed Liabilities, all so that Purchaser pays for all amounts attributable to the period of time after the Closing Date and Seller pays for all amounts attributable to the period of time on or prior to the Closing Date. All security and other deposits made by Seller in connection with any of the Assumed Liabilities shall be deemed Assets. Except as provided in Section 4.15 of this Agreement, the parties also agree that all income earned on or before the Closing Date shall be credited or received by Seller, and all income earned or accrued after the Closing Date shall be credited and received by Purchaser; and all expenses and liabilities accrued on or before the Closing Date shall be paid by Seller, and all expenses and liabilities accrued after the Closing Date shall be paid by Purchaser. To the extent any adjustment under this Section cannot be reasonably determined at Closing, the parties hereto agree to cooperate with each other diligently and in good faith to make any equitable adjustments as may be appropriate or required under this Section as soon as reasonably practicable after the Closing Date. This
                     Section 4.14 shall survive the Closing."

            g. Section 4.15(b). Section 4.15(b) of the Agreement is hereby deleted from the Agreement in its entirety and is replaced with the following:

                 i. "4.15(b) - Payments on the following checks and ACH collection activity shall be the sole property of Purchaser and Purchaser shall be entitled to the proceeds thereof (including any nsf and collection fees related thereto):

                           (i) except for First Deposit Checks, all checks deposited and ACHs initiated by or on behalf of Seller or Purchaser into the banking system before, on or after the Closing Date and that clear after the Closing Date, and

                           (ii) all First Deposit Checks deposited into the banking system by or on behalf of Seller prior to the Closing Date that are returned unpaid in whole or in part at any time after the Closing Date."

            h. Section 6.2(c). The reference to "Sections 2.5, 2.12, 2.14, 2.15,
               2.16, 2.22, 2.27 and 2.39," is hereby deleted in its entirety from Section 6.2(c) of the Agreement and is replaced with the reference "Sections 2.5, 2.12, 2.14, 2.15, 2.16, 2.22, 2.27,
               2.39, 2.40, 2.41, 2.42, 2.43, 2.44 and 2.45,".

            i. Seller's Ongoing Litigation. The following provision is added to the Agreement:

                 i. Section 6.10 Seller's Ongoing Litigation. Seller, SFSI and Schear agree and acknowledge that (1) Purchaser is not assuming any of the rights, obligations or liabilities of Seller, SFSI or Schear that relate to or arise from any of the litigation matters described on Schedule 2.13 or, except as expressly described in the immediately following sentence, any litigation matters that involve Seller, SFSI or Schear that were commenced prior to the Closing Date and are not identified on Schedule 2.13, (2) Seller, SFSI and Schear will remain solely responsible for all such rights, obligations or liabilities and for pursuing all such litigation to its final completion as Seller, SFSI and Schear shall determine in their sole discretion, and (3) Seller, SFSI and Schear shall be solely responsible and liable for all damages, liabilities, obligations, responsibilities, judgments, actions, liens, fines, penalties, fees, costs or expenses (including all attorneys' fees, costs of investigation, court costs and all related costs and expenses) related to, or arising from, any of such litigation. Notwithstanding the foregoing, Seller, SFSI and Schear shall assign to, and Purchaser shall assume, Seller's rights in any litigation not specifically identified by case name on
                     Schedule 2.13 that was brought, or instituted, by Seller as the plaintiff against its customers in Seller's ordinary course of business in connection with collecting amounts due from such customers to Seller (including collection suits, garnishments against customers and customer bankruptcy proceedings) (the "Assigned Litigation"), except to the extent any such customers assert defenses or counterclaims against Seller related to the actions of Seller prior to the Closing in the Assigned Litigation, in which event, Purchaser shall assign to, and Seller, SFSI and Schear shall assume, Purchaser's rights in the Assigned Litigation and Seller will remain solely responsible for all such rights, obligations or liabilities and for pursuing the Assigned Litigation to its final completion in accordance with the immediately preceding sentence.

         5. Preliminary Allocation Agreement. The preliminary allocation of the Purchase Price to the Assets, as described in Section 4.4(s) of the Agreement, is set forth on Exhibit "B" attached to this Amendment and is incorporated herein for all purposes. The parties hereto agree that this Amendment, together with Exhibit "B" attached hereto constitutes the Preliminary Allocation Agreement described in the Agreement.

         6. Supplemental Disclosure Agreement. The Schedules to the Agreement are hereby deleted in their entirety from the Agreement and are replaced with the Schedules attached to this Amendment. The parties hereto agree that this Amendment, together with the Schedules attached hereto, constitutes the Supplemental Disclosure Agreement described in the Agreement. It is hereby acknowledged and agreed by the parties hereto that the Trust is not making any representations, warranties or covenants other than as specifically set forth in the Agreement.

         7. Quitclaim by SFSI, Schear, Trust and Cashland of Kentucky, L.L.C. To the extent SFSI, Schear, Trust or Cashland of Kentucky, LLC ("CKL") own any rights, titles or interests, if any, in the Assets or the Business, SFSI, Schear, Trust and CKL, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, hereby RELEASE, SELL, TRANSFER, CONVEY, GRANT, DELIVER, DEMISE AND QUITCLAIM unto Seller all of their respective rights, titles and interests, if any, in and to the Business and the Assets, except for any Excluded Assets.

         8. Schedules 1.0(b) and 2.25. The parties hereto agree to amend and restate Schedule 1.0(b) and Schedule 2.25 to the Agreement within thirty (30) days following the Closing Date, with such amended and restated Schedules to be reflected in a written agreement signed by all parties hereto. The parties hereto agree that such Schedules shall be amended and restated so that such Schedules represent the actual Assets and Seller's Employees, respectively, in existence as of the Closing Date.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

  THIS AMENDMENT IS EXECUTED to be effective as of the 31st day of July, 2003.

PURCHASER:                                            SELLER:

CASH AMERICA INTERNATIONAL, INC.,                     CASHLAND, INC., an Ohio corporation
a Texas corporation

By: /s/ Daniel R. Feehan                              By: /s/  Lee Schear
    ---------------------------                           ---------------------------
    Daniel R. Feehan, President                           Lee Schear, President

CKL:                                                  SFSI:

Cashland of Kentucky, LLC is executing this           SCHEAR FINANCIAL SERVICES, INC.,
Amendment below solely for the purposes of            an Ohio corporation
agreeing to the terms and conditions of
Section 7 of this Amendment                           By: /s/ Lee Schear
                                                          ---------------------------
CASHLAND OF KENTUCKY, LLC,                                Lee Schear, President
an Ohio limited liability company
                                                      TRUST:
By: /s/ Lee Schear
    ---------------------------                       MAFRE A. BRUNNER IRREVOCABLE
    Lee Schear, its managing member                   TRUST DATED MAY 12, 1993

                                                      By: /s/ Douglas C. Dotson
                                                          ---------------------------
                                                          Douglas C. Dotson, Trustee

                                                      SCHEAR:

                                                      /s/ Lee Schear
                                                      ---------------------------
                                                      LEE SCHEAR



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